Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 10, 2013

among

RSP Permian, L.L.C.

as Borrower,

Comerica Bank

as Administrative Agent,

Bank of Texas

as Syndication Agent,

Citibank, N.A.

as Documentation Agent,

JPMorgan Chase Bank, National Association

as Documentation Agent,

U.S. Bank National Association

as Documentation Agent,

and

The Lenders Party Hereto

COMERICA BANK

Sole Lead Arranger and Sole Bookrunner

i

ANNEXES, EXHIBITS AND SCHEDULES

Schedule 1.1	Applicable Margin
Schedule 1.2	Allocations
Schedule 1.3	Compliance Information
Schedule 1.4	Existing Letters of Credit Schedule
Schedule 8.04(c)	Material Debt and Liabilities
Schedule 8.05	Litigation
Schedule 8.06	Environmental Matters
Schedule 8.14	Subsidiaries
Schedule 8.19	Marketing Agreements
Schedule 8.20	Swap Agreements
Schedule 10.05	Investments
Schedule 13.01	Notices

Exhibit A	Form of Revolving Credit Note
Exhibit B	Form of Revolving Credit Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Security Instruments
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Request for Swing Line Loan
Exhibit G	Form of Swing Line Note
Exhibit H	Form of Swing Line Participation Certificate
Exhibit I	Form of Term Loan Note
Exhibit J	Form of Term Loan Rate Request
Exhibit K	Form of Notice of Issuance of Letter of Credit

v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 10, 2013, is among RSP Permian, L.L.C., a Delaware limited liability company (the “Borrower”); each of the Lenders from time to time party hereto; Comerica Bank (in its individual capacity, “Comerica Bank”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); Comerica Bank, as syndication agent and documentation agent for the Lenders (in such capacities, “Syndication Agent and Documentation Agent”).

RECITALS

A.                                    The Borrower, the Administrative Agent and the financial institutions party thereto as lenders entered into that certain Credit Agreement dated as of December 15, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) whereby the lenders party thereto provided certain financial accommodations to the Borrower.

B.                                    The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement and provide certain loans to and extensions of credit on behalf of the Borrower as provided herein.

C.                                    The Lenders have agreed to amend and restate the Existing Credit Agreement and make such loans and extensions of credit subject to the terms and conditions of this Agreement.

D.                                    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01                             Terms Defined Above.  As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02                             Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means the acquisition of certain Oil and Gas Properties pursuant to the terms and conditions of the Acquisition Documents.

“Acquisition Documents” means (i) the Purchase and Sale Agreement dated as of July 19, 2013 among Summit West Resources LP and Summit Petroleum Management Corporation, as

sellers, and Borrower, as buyer, (ii) the Purchase and Sale Agreement dated as of July 26, 2013 among E.G.L. Resources, Inc. and each other seller listed thereto, as sellers, and Borrower, as buyer, and (iii) each other agreement executed and delivered in connection with any of the foregoing.

“Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower pursuant to the Acquisition Documents.

“Adjusted LIBOR Rate” means a per annum interest rate which is equal to the quotient of:

(a)                                 the LIBOR Rate, divided by

(b)                                 a percentage equal to 100% minus the maximum rate on such date at which the Administrative Agent is required to maintain reserves on ‘Eurocurrency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Administrative Agent is required to maintain reserves against a category of liabilities which includes Eurocurrency deposits or includes a category of assets which includes Eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, in the discretion of the Administrative Agent, to the seventh decimal place provided, however, the Adjusted LIBOR Rate shall never be less than one percent (1%) in determining the interest payable under Section 4.02.

“Administrative Agent’s Correspondent” means for Eurodollar Borrowings, the Administrative Agent’s Grand Cayman Branch (or for the account of said branch office, at the Administrative Agent’s main office in Detroit, Michigan, United States).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent and Documentation Agent; and “Agent” means either the Administrative Agent, the Syndication Agent or the Documentation Agent, as the context requires.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.05.  The initial Aggregate Maximum Credit Amounts of the Revolving Credit Lenders is $500,000,000.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means for any day, that rate of interest which is equal to the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Effective Rate in effect on such day, plus one percent (1.0%) and (c) the Daily Adjusting LIBOR Rate plus one percent (1.0%); provided, however, for purposes of determining the Alternate Base Rate during any period that the LIBOR Rate is unavailable as determined under Sections 3.03 or 6.06 hereof, the Alternate Base Rate shall be determined using, for clause (c) hereof, the Daily Adjusting LIBOR Rate in effect immediately prior to the LIBOR Rate becoming unavailable pursuant to Sections 3.03 or 6.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any period, with respect to any ABR Revolving Credit Loan, ABR Swing Line Loan, or Eurodollar Revolving Credit Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid set forth on Schedule 1.1 and based upon the Borrowing Base Utilization Percentage then in effect as evidenced on the compliance certificate delivered to the Agent pursuant to Section 9.01(c).

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a compliance certificate pursuant to Section 9.01(c), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.  Notwithstanding anything to the contrary contained herein, Applicable Margin shall be at Level II from the effective date of this Agreement until a compliance certificate is delivered in accordance with Section 9.01(c) for the fiscal quarter ending September 30, 2013, at which time it shall be adjusted in accordance with the terms herein.

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Revolving Credit Lender’s Maximum Credit Amount as such percentage (which may be carried out to the seventh decimal place) is set forth on Schedule 1.2, provided that if the Commitments have terminated or expired, each Revolving Credit Lender’s Applicable Revolving Credit Percentages shall be determined based upon the Commitments most recently in effect.

“Approved Counterparty” means any Lender or any Affiliate of a Lender and any other Person if such Person or its credit support provider has a long term senior unsecured debt rating of A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means Cawley, Gillespie & Associates, Inc., DeGolyer and MacNaughton Corp., Haas Petroleum Engineering Services, Inc., Netherland, Sewell &

Associates, Inc., Ryder Scott Company Petroleum Consultants, L.P., W.D. Von Gonten & Co. and any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means Comerica Bank, in its capacities as the sole lead arranger and sole bookrunner hereunder.

“ASC 805” means Accounting Standards Codification No. 805 (Business Combinations), as issued by the Financial Accounting Standards Board.

“ASC 815” means Accounting Standards Codification No. 815 (Derivatives and Hedging), as issued by the Financial Accounting Standards Board.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount comprised of (i) oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries in the most recent Reserve Report plus (ii) seventy-five percent (75%) of the NPI Deficit Balance as determined in accordance with Section 2.06, as such amount may be adjusted from time to time pursuant to Section 10.11, provided, however, any amount of the Borrowing Base attributable to the NPI Deficit Balance shall be limited to an amount not greater than twenty percent (20%) of the total Borrowing Base then in effect.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Revolving Credit Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Detroit are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent (as a first priority, perfected security interest), for the benefit of the Issuing Bank and the Revolving Credit Lenders, cash in dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Change in Control” means:

(a)                                 at any time prior to an Initial Public Offering, NGP IX shall own, directly or indirectly, at any time less than 50% of all of the issued and outstanding Equity Interests in the Borrower; or

(b)                                 at any time on or after an Initial Public Offering,

(i)                                     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than NGP IX, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of 30% or more of the Voting Securities of the Borrower on a fully-diluted basis; or

(ii)                                  during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(iii)                               If the Initial Public Offering shall be in respect of Equity Interests of an IPO Parent, the Borrower shall cease to be a wholly owned subsidiary of the IPO Parent;

If the Initial Public Offering shall be in respect of Equity Interests of an IPO Parent, the references in clause (b)(i) and (b)(ii) of this definition to the Borrower shall be deemed to be a reference to such IPO Parent.

“CIP Regulations” has the meaning ascribed to such term in Section 12.15(a) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all Property which is subject to a Lien under one or more Security Instruments.

“Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Credit Lender’s Revolving Credit Exposure hereunder, as such commitment may be modified from time to time pursuant to Section 2.05 and modified from time to time pursuant to assignments by or to such Revolving Credit Lender pursuant to Section 13.04(b).  The amount representing each Revolving Credit Lender’s Commitment shall at any time be the lesser of such Revolving Credit Lender’s Maximum Credit Amount and such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the then effective Borrowing Base.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Condemnation Proceeds” shall mean the cash proceeds received by the Borrower or any of its Subsidiaries in respect of any condemnation proceeding net of reasonable fees and expenses (including without limitation attorneys’ fees and expenses) incurred in connection with the collection thereof.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following:  the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; any extraordinary gains or losses during such period; any non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives; and any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns.  For the purposes of calculating Consolidated Net Income for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the financial ratio contained in Section 10.01(a), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Net Income for such Reference Period shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Net Income (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, the Consolidated Net Income for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.  Notwithstanding anything to the contrary contained in this definition, all additions and adjustments contained in the calculation of Consolidated Net Income not in accordance with GAAP shall be subject to the Administrative Agent’s reasonable discretion and agreement.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Parties” shall mean the Borrower and the Guarantors, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires.

“Daily Adjusting LIBOR Rate” means for any day a per annum interest rate which is equal to the quotient of the following:

(a)                                 the LIBOR Rate, divided by

(b)                                 a percentage equal to 100% minus the maximum rate on such date at which the Administrative Agent is required to maintain reserves on ‘Eurocurrency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Administrative Agent is required to maintain reserves against a category of liabilities which includes Eurocurrency deposits or includes a category of assets which includes

Eurocurrency loans, the rate at which such reserves are required to be maintained on such category,

such sum to be rounded upward, if necessary, in the discretion of the Administrative Agent, to the seventh decimal place.

“Debt” means, for any Person, the sum of the following (without duplication):

(a)                                 all obligations of such Person for borrowed money or evidenced by bankers’ acceptances, debentures, notes, bonds or other similar instruments;

(b)                                 all obligations of such Person (whether contingent or otherwise) in respect of letters of credit;

(c)                                  all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property;

(d)                                 all obligations under Capital Leases or Synthetic Leases;

(e)                                  all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person;

(f)                                   all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made, including by means of obligations to pay for goods or services even if such goods or services are not actually taken, received or utilized or by means of) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;

(g)                                  any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and

(h)                                 all Disqualified Capital Stock;

provided, however, that “Debt” does not include (i) obligations with respect to surety, performance or appeal bonds and similar instruments, or (ii) trade accounts payable and similar accounts payable for goods and services to the extent such accounts payable are due not later than 60 days after the later of the invoicing thereof or the delivery of such goods or the performance of such services.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Applicable Revolving Credit Percentage of any Revolving Credit Loans or its Term Loan

Percentage of the Term Loan, within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such lenders’ determination that a condition precedent to funding (which condition precedent together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, the Issuing Bank, each Swing Line Lender and each Lender.

“Defaulting Lender’s Unfunded Portion” means such Defaulting Lender’s Applicable Revolving Credit Percentage of the Aggregate Maximum Credit Amount minus the sum of (a) the aggregate principal amount of all Revolving Credit Loans funded by the Defaulting Lender, plus (b) such Defaulting Lender’s Applicable Revolving Credit Percentage of the aggregate outstanding principal amount of all Swing Line Loans and Letter of Credit Obligations.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part (but if in part only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is one year after the Revolving Credit Maturity Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: the sum of (a) interest, income taxes, depreciation, depletion, amortization, exploration and abandonment expenses and (b) transaction costs, expenses and charges deducted from Consolidated Net Income pursuant to ASC 805 with respect to the Acquisition and any other acquisition by the Borrower or any of its Subsidiaries not exceeding $10,000,000 in the aggregate in any Reference Period, (c) transaction costs, expenses and charges deducted from Consolidated Net Income with respect to any proposed Initial Public Offering, and (d) all other noncash charges, minus all noncash income added to Consolidated Net Income.  For the purposes of calculating EBITDAX for any Reference Period pursuant to any determination of the financial ratio contained in Section 10.01(a), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the EBITDAX for such Reference Period shall be reduced by an amount equal to the EBITDAX (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDAX (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.

“Effective Date” means the date on which the conditions specified in Section 7.01 are satisfied (or waived in accordance with Section 13.02).

“Engineering Reports” has the meaning assigned to such term in Section 2.06(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to public health, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Eurodollar Lending Office” means, (a) with respect to the Administrative Agent, the Administrative Agent’s office located at its Grand Caymans Branch or such other branch of the Administrative Agent, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by written notice to the Borrower and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurodollar Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by written notice to the Borrower and the Administrative Agent.

“Event of Default” has the meaning assigned to such term in Section 11.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens of law arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of any material Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of any material Property subject thereto; (e) banker’s liens, rights of set-off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, zoning and land use requirements and other title defects in any Property of the Borrower or any Subsidiary, that in each case do not secure Debt and that in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, obligations in respect of workers’ compensation, unemployment insurance or other forms of government benefits or insurance and other obligations of a like nature incurred in the ordinary course of business; (h) Liens, titles and interests of lessors (including sub-lessors) of property leased by such lessors to Borrower or any Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and Borrower’s or such Subsidiary’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which Borrower’s or such Subsidiary’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Debt of Borrower or any Subsidiary and do not encumber Property of any Borrower or any Subsidiary other than the Property that is the subject of such leases and items located thereon; (i) Liens, titles and interests of licensors of software and other intangible property licensed by such licensors to Borrower or any Subsidiary, restrictions and prohibitions on encumbrances and transferability with respect to such property and Borrower’s or such Subsidiary’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such property and to which Borrower’s or such Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Debt of Borrower or any Subsidiary and do not encumber Property of Borrower or any Subsidiary other than the Property that is the subject of such licenses; (j) judgment and attachment Liens not giving rise to an Event of Default and (k) Liens of issuers of commercial letters of credit or similar undertakings on the goods that are the subject of such letters of credit or undertakings.  No intention to subordinate any Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Excepted Liens.  Provisions in the Loan Documents allowing Excepted Liens or other Permitted Liens on any item of Property shall be construed to allow such Excepted Liens and other Permitted Liens also to cover any improvements, fixtures or accessions to such Property and the proceeds of such Property, improvements, fixtures or accessions.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 12.14 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, income (however denominated) or franchise taxes (including Texas margin tax) imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 6.05), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with Section 6.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 6.03(a) or Section 6.03(c), and any U.S. Federal withholding Taxes imposed by FATCA other than by reason of a change in law imposed after the date hereof.

“Existing Secured Swap Agreements” means those certain Secured Swap Agreements entered into with Secured Swap Parties under the Existing Credit Agreement (as such terms are defined therein).

“Facility Fee Rate” means a rate per annum equal to one-half of one percent (0.50%), as set forth on Schedule 1.1.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent, all as conclusively determined by the Administrative Agent, such sum to be rounded upward, if necessary, in the discretion of the Administrative Agent, to the nearest whole multiple of 1/100th of 1%.

“Fee Letter” means the fee letter dated August 9, 2013, among the Borrower, the Administrative Agent and the Arranger.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, controller or other natural person principally responsible for the financial matters of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 8.04(a).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means each Subsidiary that guarantees the Obligations pursuant to Section 9.14(b) and each other Person executing a Guaranty Agreement.

“Guaranty Agreement” means an agreement executed by the Guarantors in form and substance satisfactory to the Administrative Agent unconditionally guarantying on a joint and several basis, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including:  any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.  Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower or its Subsidiaries.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Increased Costs” has the meaning ascribed to such term in Section 6.01(b) hereof.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Industry Competitor” means any Person (other than Borrower, any Guarantor or any of their Affiliates or Subsidiaries) that is (or one or more of whose Affiliates are) actively engaged as one of its principal business in the exploration, development or production of Oil and Gas Properties.

“Initial Public Offering” shall mean the issuance by the Borrower or any IPO Parent of its Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Initial Reserve Report” means the report of engineers employed by the Borrower dated as of April 1, 2013, with respect to certain Oil and Gas Properties to be acquired by the Borrower pursuant to the Acquisition.

“Insurance Proceeds” shall mean the cash proceeds received by the Borrower or any of its Subsidiaries from any insurer in respect of any damage or destruction of any property or asset net of reasonable fees and expenses (including without limitation attorneys’ fees and expenses) incurred solely in connection with the recovery thereof.

“Interest Payment Date” means with respect to any ABR Revolving Credit Loan, the first day of each February, May, August and November and with respect to any Eurodollar Revolving Credit Loan, the last day of the Interest Period applicable to the Revolving Credit Borrowing of which such Revolving Credit Loan is a part.

“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect and (b) with respect to a Swing Line Loan carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Borrower, the Administrative Agent and the Swing Line Lender); provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned to such term in Section 2.06(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.06(d).

“Investment” means, for any Person:  the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding one hundred twenty (120) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit; or the entering into of any guarantee of, or other surety obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person.

“IPO Parent” means any corporation that is the owner of the Equity Interests of the Borrower and that is the issuer of the Equity Interests in an Initial Public Offering.

“Issuing Bank” means Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by Borrower and the Revolving Credit Lenders.

“Issuing Office” means such office as the Issuing Bank shall designate as its Issuing Office.

“L/C Indemnified Amounts” has the meaning ascribed to such term in Section 2.07(i) hereof.

“L/C Indemnified Person” has the meaning ascribed to such term in Section 2.07(i) hereof.

“Lenders” means the Persons listed on Schedule 1.2 and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and shall include the Revolving Credit Lenders, the Swing Line Lender and the Term Loan Lenders.

“Letter(s) of Credit” means any standby letters of credit issued by the Issuing Bank at the request of the Borrower pursuant to Section 2.07 hereof and shall include for all purposes hereunder the existing Letters of Credit issued under the Existing Credit Agreement and described on Schedule 1.4.

“Letter of Credit Agreement” means, collectively, the letter of credit application and related documentation executed and/or delivered by the Borrower in respect of each Letter of Credit, in each case satisfactory to the Issuing Bank, as amended, restated or otherwise modified from time to time.

“Letter of Credit Documents” shall have the meaning ascribed to such term in Section 2.07(g)(i) and (ii) hereof.

“Letter of Credit Fees” means the fees payable in connection with Letters of Credit pursuant to Section 2.07(d)(i)(A) and (B) hereof.

“Letter of Credit Maximum Amount” means Ten Million and No/100 Dollars ($10,000,000).

“Letter of Credit Obligations” means at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.

“Letter of Credit Payment” means any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

“LIBOR Rate” means,

(a)                                 with respect the principal amount of any Eurodollar Borrowing outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average (rounded upward, if necessary, to the nearest 1/16% of the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank LIBOR market in an amount comparable to the principal amount of the relevant Eurodollar Borrowing which is to bear interest at such Adjusted LIBOR Rate and for a period equal to the relevant Interest Period; and

(b)                                 with respect to the principal amount of any Borrowing carried at the Daily Adjusting LIBOR Rate outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average of the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day in the interbank Eurodollar market in an amount comparable to the principal amount of the Obligations hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and the Fee Letter.

“Loans” means, collectively, the Revolving Credit Loans, the Swing Line Loans and the Term Loan.

“Majority Lenders” means at any time (a) all Non-Defaulting Lenders if there are fewer than four Lenders and (b) if there are four or more Lenders (i) so long as the Aggregate Maximum Credit Amount has not been terminated, the Non-Defaulting Lenders holding more than fifty percent (50%) of the sum of (A) the aggregate Commitments plus (B) the aggregate principal amount then outstanding under the Term Loan and (ii) if the Aggregate Maximum Credit Amount has been terminated (whether by maturity, acceleration or otherwise), the Non-Defaulting Lenders holding more than fifty percent (50%) of the aggregate principal amount then outstanding under the Revolving Credit Loans and the Term Loan; provided that, for purposes of determining Majority Lenders hereunder, the Reimbursement Obligations and Swing Line Loans shall be allocated among the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages; provided further that, such calculations shall be made without regard to any sale by a Non-Defaulting Lender of a participation in any Loan under Section 13.04(b)(vi).

“Majority Revolving Credit Lenders” means at any time (a) all Revolving Credit Lenders that are Non-Defaulting Lenders if there are fewer than four Revolving Credit Lenders and (b) if there are four or more Revolving Credit Lenders (i) so long as the Aggregate Maximum Credit Amount has not been terminated, the Non-Defaulting Lenders holding more than fifty percent (50%) of the aggregate Commitments and (ii) if the Aggregate Maximum Credit Amount has been terminated (whether by maturity, acceleration or otherwise), the Non-Defaulting Lenders holding more than fifty percent (50%) of the aggregate principal amount then outstanding under the Revolving Credit Loans; provided that, for purposes of determining Majority Revolving Credit Lenders hereunder, the Reimbursement Obligations and Swing Line Loans shall be allocated among the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages; provided further that, such calculations shall be made without regard to any sale by a Non-Defaulting Lender of a participation in any Loan under Section 13.04(b)(vi).

“Majority Term Loan Lenders” means at any time with respect to the Term Loan, (a) all Term Loan Lenders that are Non-Defaulting Lenders if there are fewer than four Term Loan Lenders and (b) if there are four or more Term Loan Lenders, the Non-Defaulting Lenders holding more than fifty percent (50%) of the aggregate principal amount then outstanding under the Term Loan; provided that, such calculation shall be made without regard to any sale by a Non-Defaulting Lender of a participation in any Loan under Section 13.04(b)(vi).

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Borrower and its Subsidiaries in excess of a dollar amount equal to ten percent (10%) of the then effective Borrowing Base.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on the business, operations, Property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document, the validity or enforceability of any Loan Document or the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.

“Material Disposition” means any Disposition of Property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of a dollar amount equal to ten percent (10%) of the then effective Borrowing Base.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding the greater of (a) $5,000,000 and (b) a dollar amount equal to five percent (5%) of the then effective Borrowing Base.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maximum Credit Amount” means, as to each Revolving Credit Lender, the amount set forth opposite such Revolving Credit Lender’s name on Schedule 1.2 under the caption “Maximum Credit Amount”, as the same may be reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.05(b) or modified from time to time pursuant to any assignment permitted by Section 13.04(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any real or immovable Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Net Cash Proceeds” means the aggregate cash payments received by the Borrower or any of its Subsidiaries from any Transfer, the issuance of Equity Interests or the issuance of Debt, as the case may be, net of the ordinary and customary direct costs incurred in connection with such sale or issuance, as the case may be, such as legal, accounting and investment banking fees, sales commissions, and other third party charges, and net of property taxes, transfer taxes and any other taxes paid or payable by the Borrower or such Subsidiary in respect of any sale or issuance.

“Net Profits Account” shall have the meaning assigned to it in Section 2.1 of each the NPI Conveyance Agreements.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.06(d).

“NGP IX” means Natural Gas Partners IX, L.P., a Delaware limited partnership.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means, collectively, the Revolving Credit Notes, the Swing Line Note and the Term Loan Notes.

“NPI Conveyance Agreements” means that certain Conveyance of Net Profits Overriding Royalty Interest effective as of July 8, 2011 and that certain Conveyance of Net Profits Overriding Royalty Interest dated the date hereof, each of which is by and between the Borrower, as grantor and ACTOIL, LLC, as grantee.

“NPI Deficit Balance” means, for an applicable NPI Report and applicable determination of the Borrowing Base, the amount of the deficit balance, if any, existing in the Net Profits Account determined in the manner and using the methodology in Section 2.3 of each of the NPI Conveyance Agreements as of the last day of the month most recently ended prior to such NPI Report.  Such deficit balance is determined as of the last day of a month after all reductions, debits and credits have been made to the Net Profits Account for a given month in the manner and using the methodology provided in the NPI Conveyance Agreements, and after the amount equal to interest on the amount of such deficit balance at the Modified Agreed Rate (as defined therein) has been debited to the Net Profits Account.  The NPI Deficit Balance for the month ending August 31, 2013, is $8,112,624.04.

“NPI Report” means a report certified by the Borrower stating the NPI Deficit Balance as of the date thereof.

“Obligations” means any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising):  to the Administrative Agent, the Issuing Bank, any Lender or any Affiliate of any Lender under any Loan Document; to any Secured Swap Party under any Secured Swap Agreement; to any Cash Management Bank under any Secured Cash Management Agreement including interest and fees that accrue after the commencement by or against any Credit Party or Affiliate thereof under any Federal, state, foreign bankruptcy, insolvency, receivership, or similar law naming such Person as the debtor in such proceeding, regardless of whether such interests and fees are allowed claims in such proceeding; and all renewals, extensions and/or rearrangements of any of the above; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“Oil and Gas Properties” means all Hydrocarbon Interests, all Properties now or hereafter pooled or unitized with Hydrocarbon Interests, and all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests.  Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower or its Subsidiaries.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 13.04(b)(vi).

“Permitted Lien” means any Lien permitted under Section 10.03.

“Permitted Tax Distributions” means tax distributions to the members of the Borrower in an amount equal to (a) the sum of the highest marginal United States federal and New York state income tax rates applicable to individuals on ordinary income, multiplied by (b) the Borrower’s federal taxable income.  Permitted Tax Distributions may be made quarterly, based on the Borrower’s estimated taxable income for each applicable quarterly period, and annually, based on the Borrower’s annual federal income tax filing, provided that if the aggregate quarterly estimates for any tax year exceed the actual annual amount for such tax year, such excess shall be deducted from the next quarterly distribution(s) to occur after such annual federal income tax filing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which is subject to Title IV of ERISA or Section 412 of the Code and which is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate.

“PO II” means Production Opportunities II, L.P., a Delaware limited partnership.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Comerica Bank as its prime rate in effect at its principal office in Detroit, Michigan; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.06(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.06(c)(ii).

“Purchase Money Indebtedness” means Debt, the proceeds of which are used to finance the acquisition, construction, or improvement of inventory, equipment or other Property in the ordinary course of business.

“Qualified ECP Guarantor” shall mean, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quoted Rate” means the rate of interest per annum offered by the Swing Line Lender in its sole discretion with respect to a Swing Line Loan and accepted by the Borrower.

“Quoted Rate Loan” means any Swing Line Loan which bears interest at the Quoted Rate.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.06(d).

“Reference Period” has the meaning assigned to such term in the definition of Consolidated Net Income.

“Refunded Swing Line Loans” has the meaning ascribed to such term in Section 2.08(e)(i) hereof.

“Register” has the meaning assigned to such term in Section 13.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Reimbursement Obligation(s)” means the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 2.07(f)(iii)).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned to such term in Section 9.10(a).

“Request for Swing Line Loan” shall mean a request for a Swing Line Loan issued by the Borrower under Section 2.08(c) of this Agreement in the form attached hereto as Exhibit F.

“Required Revolving Credit Lenders” means at any time (a) all Revolving Credit Lenders that are Non-Defaulting Lenders if there are fewer than four Revolving Credit Lenders and (b) if there are four or more Revolving Credit Lenders (i) so long as the Aggregate Maximum Credit Amount has not been terminated, the Non-Defaulting Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate Commitments and (ii) if the Aggregate Maximum Credit Amount has been terminated (whether by maturity, acceleration or otherwise), the Non-Defaulting Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount then outstanding under the Revolving Credit Loans; provided that, for purposes of determining Required Revolving Credit Lenders hereunder, the Reimbursement Obligations and Swing Line Loans shall be allocated among the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages; provided further that, such calculations shall be made without regard to any sale by a Non-Defaulting Lender of a participation in any Loan under Section 13.04(b)(vi).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, on the dates required in Section 9.12 (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“Revolving Credit Borrowing” means a Borrowing of a Revolving Credit Loan.

“Revolving Credit Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving

Credit Loans, its Letter of Credit Obligations at such time and its Applicable Revolving Credit Percentage of any outstanding Swing Line Loans.

“Revolving Credit Lenders” means the financial institutions from time to time parties hereto as lenders of Revolving Credit Loans.

“Revolving Credit Loan” shall mean a borrowing requested by the Borrower and made by the Revolving Credit Lenders under Section 2.01 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing and any deemed disbursement of a Loan in respect of a Letter of Credit under Section 2.07(f)(iii) hereof, and may include, subject to the terms hereof, Eurodollar Loans and ABR Loans.

“Revolving Credit Maturity Date” means September 10, 2017.

“Revolving Credit Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.06(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.06(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Swap Agreement” means any Swap Agreement between the Borrower or any Subsidiary and any Person (a “Secured Swap Party”) that was, on the date such Swap Agreement was entered into, a Lender or an Affiliate of a Lender, even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason and for purposes herein shall include Existing Secured Swap Agreements.

“Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.

“Security Agreement” means that certain security agreement executed by the Borrower and each Subsidiary on the Effective Date, in form and substance satisfactory to the Administrative Agent.

“Security Instruments” means the mortgages, deeds of trust, pledge agreements, security agreements, including without limitation the Security Agreement, control agreements, and other agreements, instruments, supplements or certificates described or referred to in Exhibit D, and any and all other agreements, instruments, supplements, consents or certificates (including the Guaranty Agreement) now or hereafter executed and delivered by the Borrower or any other Person (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) as security for the payment or performance of the Obligations, the Notes, this Agreement, or Reimbursement Obligations, as such agreements may be amended, modified, supplemented or restated from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Specified Credit Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 13.17).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Super Majority Revolving Credit Lenders” means at any time (a) so long as the Aggregate Maximum Credit Amount has not been terminated, the Non-Defaulting Lenders holding more than eighty percent (80%) of the Aggregate Maximum Commitment Amount and (b) if the Aggregate Maximum Credit Amount has been terminated (whether by maturity, acceleration or otherwise), the Non-Defaulting Lenders holding more than eighty percent (80%) of the aggregate principal amount then outstanding under the Revolving Credit Loans; provided that, for purposes of determining Super Majority Revolving Credit Lenders hereunder, the Reimbursement Obligations and Swing Line Loans shall be allocated among the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages; provided further that, such calculations shall be made without regard to any sale by a Non-Defaulting Lender of a participation in any Loan under Section 13.04(b)(vi).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and for any date prior to the date referenced above, the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Administrative Agent or any other cash management arrangement which the Borrower and the Administrative Agent have executed for purposes of effecting the borrowing and repayment of Swing Line Loans.

“Swing Line” shall mean the revolving credit loans to be advanced to the Borrower by the Swing Line Lender pursuant to Section 2.08 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

“Swing Line Lender” shall mean Comerica Bank in its capacity as lender of the Swing Line under Section 2.08 of this Agreement, or its successor as subsequently designated hereunder.

“Swing Line Loan” shall mean a borrowing requested by the Borrower and made by the Swing Line Lender pursuant to Section 2.08 hereof and may include, subject to the terms hereof, Quoted Rate Loans and ABR Loans.

“Swing Line Maximum Amount” shall mean Ten Million and No/100 Dollars ($10,000,000).

“Swing Line Note” shall mean the swing line note which may be issued by the Borrower to the Swing Line Lender pursuant to Section 2.08(b)(ii) hereof in the form attached hereto as Exhibit G, as such note may be amended or supplemented from time to time, and any note or notes issued in substitution, replacement or renewal thereof from time to time.

“Swing Line Participation Certificate” shall mean the Swing Line Participation Certificate delivered by the Administrative Agent to each Revolving Credit Lender pursuant to Section 2.08(e)(ii) hereof in the form attached hereto as Exhibit H.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” means the term loan to be made to the Borrower by the Term Loan Lenders pursuant to Section 4.01 hereof, in the aggregate principal amount of Seventy Million and No/100 Dollars ($70,000,000).

“Term Loan Amount” means, as to each Term Loan Lender, the amount set forth opposite such Term Loan Lender’s name on Schedule 1.2 under the caption “Term Loan Amount”, as the same may be modified from time to time pursuant to any assignment permitted by Section 13.04(b).

“Term Loan Borrowing” means a borrowing requested by the Borrower and made by the Term Loan Lenders pursuant to Section 4.01 hereof, including without limitation any refunding or conversion of such borrowing pursuant to Section 4.04 hereof, and shall include, subject to the terms hereof, Eurodollar Loans.

“Term Loan Lenders” means the financial institutions from time to time parties hereto as lenders of the Term Loan.

“Term Loan Maturity Date” means April 1, 2016.

“Term Loan Notes” means the term notes described in Section 4.02(e) hereof, made by Borrower to each of the Term Loan Lenders in the form attached hereto as Exhibit I attached hereto, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

“Term Loan Percentage” means with respect to any Term Loan Lender, the percentage specified opposite such Term Loan Lender’s name in the column entitled “Term Loan Percentage” on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof.

“Term Loan Rate Request” mean a request for the refunding or conversion of any Borrowing of a Term Loan submitted by Borrower under Section 4.04 of this Agreement in the form of Exhibit J attached hereto.

“Termination Date” means the earlier of the Revolving Credit Maturity Date and the date of termination of the Commitments.

“Total Debt” means with respect to any Person, at any time, without duplication, Debt of such Person of the type described in clauses (a), (b), (d), (e), (f), (g), and (h) of the definition of “Debt”, provided that Debt with respect to letters of credit referred to in clause (b) of such definition shall be considered “Total Debt” only to the extent such letters of credit are drawn or funded.  For the avoidance of doubt the Total Debt of the Borrower is the consolidated Total Debt of the Borrower and its Subsidiaries, determined in accordance with GAAP.

“Transactions” means, (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments and, (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of Collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties pursuant to the Security Instruments, and (c) the consummation of the Acquisition.

“Transfer” has the meaning assigned to such term in Section 10.11.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBOR Rate.

“USA Patriot Act” means the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism.

“Weighted Percentage” means with respect to any Lender, its percentage share as set forth in Schedule 1.2, as such Schedule may be revised by the Administrative Agent from time to time, which percentage shall be calculated as follows:

(a)                                 as to such Lender, so long as the Aggregate Maximum Credit Amount has not been terminated, its weighted percentage calculated by dividing (i) the sum of (x) its applicable Maximum Credit Amount plus (y) its Term Loan Percentage of the aggregate outstanding principal amount of the Term Loan, by (ii) the sum of (x) the Aggregate Maximum Credit Amount plus (y) the aggregate principal amount then outstanding under the Term Loan; and

(b)                                 as to such Lender, if the Aggregate Maximum Credit Amount has been terminated (whether by maturity, acceleration or otherwise), its weighted percentage calculated by dividing (i) the sum of (x) its Applicable Revolving Credit Percentage of the aggregate outstanding principal amount of the Revolving Credit Loans (including any outstanding Letter of Credit Obligations and outstanding Swing Line Loans) plus (y) its Term Loan Percentage of the aggregate outstanding principal amount of the Term Loan, by (ii) the sum of the aggregate principal amount outstanding under (x) the Revolving Credit Loans (including any outstanding Letter of Credit Obligations and outstanding Swing Line Loans), and (y) the Term Loan.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.

Section 1.03                             Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04                             Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  The word “or” is not exclusive.  The word “shall” shall be construed to have the same meaning and effect as the word “will”.  Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05                             Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent as part of, or along with, the audited annual financial statements delivered to the Lenders pursuant to

Section 9.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth in Section 10.01 is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II

THE REVOLVING CREDIT FACILITY

Section 2.01                             Commitments.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally and for itself alone, agrees to make Revolving Credit Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Commitment or the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Credit Loans.

Section 2.02                             Revolving Credit Loans and Borrowings.

(a)                                 Revolving Credit Borrowings; Several Obligations.  Each Revolving Credit Loan shall be made as part of a Revolving Credit Borrowing consisting of Revolving Credit Loans made by the Revolving Credit Lenders ratably in accordance with their respective Commitments.  The failure of any Revolving Credit Lender to make any Revolving Credit Loan required to be made by it shall not relieve any other Revolving Credit Lender of its obligations hereunder; provided that the Commitments are several and no Revolving Credit Lender shall be responsible for any other Revolving Credit Lender’s failure to make Revolving Credit Loans as required.

(b)                                 Types of Revolving Credit Loans.  Subject to Section 3.03, each Revolving Credit Borrowing shall be comprised entirely of ABR Revolving Credit Loans or Eurodollar Revolving Credit Loans as the Borrower may request in accordance herewith.  Each Revolving Credit Lender at its option may make any Eurodollar Revolving Credit Loan by causing any domestic or foreign branch or Affiliate of such Revolving Credit Lender to make such Revolving Credit Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Credit Loan in accordance with the terms of this Agreement.

(c)                                  Minimum Amounts; Limitation on Number of Revolving Credit Borrowings.  At the commencement of each Interest Period for any Eurodollar Revolving Credit Borrowing, such Revolving Credit Borrowing shall be in an amount not less than $2,000,000 and increments of $100,000 in excess thereof.  At the time that each ABR Revolving Credit Borrowing is made, such Revolving Credit Borrowing shall be in an amount not less than $1,000,000 and increments of $100,000 in excess thereof; provided that, notwithstanding the foregoing, an ABR Revolving Credit Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of a Reimbursement Obligation as contemplated by Section 2.07(f)(iii).  Revolving Credit Borrowings of more than one

Type may be outstanding at the same time, provided that there shall not at any time be more than a total of five Eurodollar Revolving Credit Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(d)                                 Revolving Credit Notes.  Upon request of such Revolving Credit Lender, the Revolving Credit Loans made by a Revolving Credit Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, and, in the case of any Revolving Credit Lender party hereto as of the date of this Agreement, such Revolving Credit Note shall be dated as of the date of this Agreement, or in the case of any Revolving Credit Lender that becomes a party hereto pursuant to an Assignment and Assumption, such Revolving Credit Note shall be dated as of the effective date of the Assignment and Assumption, payable to the order of such Revolving Credit Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed.  In the event that any Revolving Credit Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.05, Section 13.04(b) or otherwise), the Borrower shall, upon request of such Revolving Credit Lender, deliver or cause to be delivered on the effective date of such increase or decrease, a new Revolving Credit Note payable to the order of such Revolving Credit Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, against return to the Borrower of the Revolving Credit Note so replaced.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Revolving Credit Loan made by each Revolving Credit Lender, and all payments made on account of the principal thereof, shall be recorded by such Revolving Credit Lender on its books for its Revolving Credit Note, and, prior to any transfer, may be endorsed by such Revolving Credit Lender on a schedule attached to such Revolving Credit Note or any continuation thereof or on any separate record maintained by such Revolving Credit Lender.  Failure to make any such notation or to attach a schedule shall not affect any Revolving Credit Lender’s or the Borrower’s rights or obligations in respect of such Revolving Credit Loans or affect the validity of such transfer by any Revolving Credit Lender of its Revolving Credit Note.

(e)                                  Register.  The Administrative Agent shall maintain the Register pursuant to Section 13.04(b)(iv), and a subaccount therein for each Revolving Credit Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Borrowing made hereunder, the type thereof and each Interest Period applicable to any Eurodollar Borrowing, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Credit Lender hereunder in respect of the Revolving Credit Borrowings and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Revolving Credit Borrowings and each Revolving Credit Lender’s share thereof.  The entries made in the Register maintained pursuant to paragraph (e) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Administrative

Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Revolving Credit Borrowings (and all other amounts owing with respect thereto) made to the Borrower by the Revolving Credit Lenders in accordance with the terms of this Agreement.

Section 2.03                             Requests for Revolving Credit Borrowings.  The Borrower may request a Revolving Credit Borrowing, a refund of any Revolving Credit Borrowing in the same Type of Borrowing or to convert any Revolving Credit Borrowing to any other Type of Revolving Credit Borrowing only by delivery to the Administrative Agent of a Revolving Credit Borrowing Request executed by a Responsible Officer for the Borrower, subject to the following:

(a)                                 each such Revolving Credit Borrowing Request shall set forth the information required on the Revolving Credit Borrowing Request, including without limitation:

(i)                                     the proposed date of such Revolving Credit Borrowing (or the refunding or conversion of an outstanding Revolving Credit Borrowing), which must be a Business Day;

(ii)                                  whether such Borrowing is a new Revolving Credit Borrowing or a refunding or conversion of an outstanding Revolving Credit Borrowing; and

(iii)                               whether such Revolving Credit Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing, and, except in the case of an ABR Borrowing, the first Interest Period applicable thereto, provided, however, that the initial Revolving Credit Borrowing made under this Agreement shall be an ABR Borrowing, which may then be converted into a Eurodollar Borrowing in compliance with this Agreement.

(b)                                 each such Revolving Credit Borrowing Request shall be delivered to the Administrative Agent by 12:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of the Revolving Credit Borrowing, except in the case of an ABR Borrowing, for which the Request for Borrowing must be delivered by 12:00 p.m. (Detroit time) on the proposed date for such Revolving Credit Borrowing;

(c)                                  on the proposed date of such Revolving Credit Borrowing, the sum of (x) the aggregate principal amount of all Revolving Credit Exposures outstanding on such date (including, without duplication, the Loans that are deemed to be disbursed by Administrative Agent under Section 2.07(f)(iii) hereof in respect of Borrower’s Reimbursement Obligations hereunder), after giving effect to all outstanding requests for Revolving Credit Borrowings and Swing Line Loans and for the issuance of any Letters of Credit, shall not exceed the lesser of (i) the Aggregate Maximum Credit Amount and (ii) the then applicable Borrowing Base;

(d)                                 a Revolving Credit Borrowing Request, once delivered to the Administrative Agent, shall not be revocable by the Borrower and (other than a Revolving Credit Borrowing Request to refund, continue or convert any outstanding Revolving Credit Borrowing) shall constitute a certification by the Borrower as of the date thereof that the conditions set forth in subsections (a), (b) and (c) of Section 7.02 have been satisfied;

(e)                                  if the Borrower fails to deliver a timely Revolving Credit Borrowing Request with respect to a Eurodollar Revolving Credit Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Revolving Credit Borrowing; notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, no outstanding Revolving Credit Borrowing may be converted to or continued as a Eurodollar Revolving Credit Borrowing (and any Revolving Credit Borrowing Request that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurodollar Revolving Credit Borrowing shall be ineffective) and unless repaid, each Eurodollar Revolving Credit Borrowing shall be converted to an ABR Revolving Credit Borrowing at the end of the Interest Period applicable thereto;

the Administrative Agent, acting on behalf of the Revolving Credit Lenders, may also, at its option, lend under this Section 2.03 upon the telephone or email request of a Responsible Officer of the Borrower to make such requests and, in the event the Administrative Agent, acting on behalf of the Revolving Credit Lenders, makes any such Revolving Credit Borrowing upon a telephone or email request, a Responsible Officer shall fax or deliver by electronic file to the Administrative Agent, on the same day as such telephone or email request, an executed Revolving Credit Borrowing Request.  The Borrower hereby authorizes the Administrative Agent to disburse Revolving Credit Borrowings under this Section 2.03 pursuant to the telephone or email instructions of any person purporting to be a Responsible Officer.  Notwithstanding the foregoing, the Borrower acknowledges that the Borrower shall bear all risk of loss resulting from disbursements made upon any telephone or email request.  Each telephone or email request for a Revolving Credit Borrowing from a Responsible Officer for the Borrower shall constitute a certification of the matters set forth in the Revolving Credit Borrowing Request form as of the date of such requested Revolving Credit Borrowing.

Section 2.04                             Funding of Revolving Credit Borrowings.

(a)                                 Upon receiving any Revolving Credit Borrowing Request from Borrower under Section 2.03 hereof, the Administrative Agent shall promptly notify each Revolving Credit Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Revolving Credit Borrowing being requested and the date such Revolving Credit Borrowing is to be made by each Revolving Credit Lender in an amount equal to its Applicable Revolving Credit Percentage of such Revolving Credit Borrowing.  Unless such Revolving Credit Lender’s Commitment to make Revolving Credit Loans hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Lender shall make available the amount of its Applicable Revolving Credit Percentage of each Revolving Credit Borrowing in immediately available funds to the Administrative Agent, as follows:

(i)                                     for ABR Revolving Credit Borrowings, at the office of the Administrative Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 1:00 p.m. (Detroit time) on the date of such Borrowing; and

(ii)                                  for Eurodollar Borrowings, at the Administrative Agent’s Correspondent for the account of the Eurodollar Lending Office of Administrative Agent, not later than 12:00 p.m. (the time of the Administrative Agent’s Correspondent) on the date of such Borrowing.

(b)                                 Subject to submission of an executed Revolving Credit Borrowing Request by the Borrower without exceptions noted in the compliance certification therein, the Administrative Agent shall make available to the Borrower the aggregate of the amounts so received by it from the Revolving Credit Lenders in like funds and currencies:

(i)                                     for ABR Borrowings, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Borrowing, by credit to an account of the Borrower maintained with the Administrative Agent or to such other account or third party as the Borrower may reasonably direct in writing, provided such direction is timely given; and

(ii)                                  for Eurodollar Borrowings, not later than 4:00 p.m. (the time of the Administrative Agent’s Correspondent) on the date of such Revolving Credit Borrowing, by credit to an account of the Borrower maintained with the Administrative Agent’s Correspondent or to such other account or third party as the Borrower may direct, provided such direction is timely given.

(c)                                  The Administrative Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Lender to such Revolving Credit Lender.  Unless the Administrative Agent shall have been notified by any Revolving Credit Lender prior to the date of any proposed Revolving Credit Borrowing that such Revolving Credit Lender does not intend to make available to the Administrative Agent such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made such amount available to the Administrative Agent on such date, as aforesaid.  The Administrative Agent may, but shall not be obligated to, make available to the Borrower the amount of such payment in reliance on such assumption.  If such amount is not in fact made available to the Administrative Agent by such Revolving Credit Lender, as aforesaid, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender.  If such Revolving Credit Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor and the Administrative Agent has in fact made a corresponding amount available to the Borrower, the Administrative Agent shall promptly notify the Borrower and the Borrower shall pay such amount to the Administrative Agent, if such notice is delivered to the Borrower prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day, and such amount paid by the Borrower shall be applied as a prepayment of the Revolving Credit Loans (without any corresponding reduction in the Aggregate Maximum Credit Amount), reimbursing the Administrative Agent for having funded said amounts on behalf of such Revolving Credit Lender.  The Borrower shall retain its claim against such Revolving Credit Lender with respect to the amounts repaid by it to the Administrative Agent and, if such Revolving Credit Lender subsequently makes such amounts available to the Administrative Agent, the Administrative Agent shall promptly make such amounts available to the Borrower as a Revolving Credit Borrowing.  The Administrative Agent shall also be entitled to recover from such Revolving Credit Lender or the Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to the Borrower, to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to:

(i)                                     in the case of such Revolving Credit Lender, for the first two (2) Business Days such amount remains unpaid, the Federal Funds Effective Rate, and thereafter, at the rate of interest then applicable to such Revolving Credit Borrowings; and

(ii)                                  in the case of the Borrower, the rate of interest then applicable to such Revolving Credit Borrowing.

Until such Revolving Credit Lender has paid the Administrative Agent such amount, such Revolving Credit Lender shall have no interest in or rights with respect to such Borrowing for any purpose whatsoever.  The obligation of any Revolving Credit Lender to make any Revolving Credit Borrowing hereunder shall not be affected by the failure of any other Revolving Credit Lender to make any Borrowing hereunder, and no Revolving Credit Lender shall have any liability to the Borrower or any of its Subsidiaries, the Administrative Agent, any other Revolving Credit Lender, or any other party for another Revolving Credit Lender’s failure to make any loan or Borrowing hereunder.

Section 2.05                             Termination and Reduction of Aggregate Maximum Credit Amounts.

(a)                                 Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Revolving Credit Maturity Date.  If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)                                 Optional Termination and Reduction of Aggregate Credit Amounts.

(i)                                     The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $100,000 and not less than $2,500,000 and the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 3.04(c)(i), the total Revolving Credit Exposures would exceed the total Commitments.  No reduction shall reduce the Swing Line Maximum

Amount unless the Borrower so elects, provided that the Swing Line Maximum Amount shall at no time be greater than the Aggregate Maximum Credit Amounts.

(ii)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.05(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.05(b)(ii) shall be irrevocable.  Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Revolving Credit Lenders in accordance with each Revolving Credit Lender’s Applicable Revolving Credit Percentage.

Section 2.06                             Borrowing Base.

(a)                                 Initial Borrowing Base.  For the period from and including the Effective Date to the first Redetermination Date, the amount of the Borrowing Base shall be $140,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 10.11.

(b)                                 Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined as provided in accordance with this Section 2.06, and, subject to Section 2.06(d) (each a “Scheduled Redetermination”).  The Borrowing Base shall be redetermined semi-annually, and shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders on May 1 (with respect to the Reserve Report delivered on March 31 and the NPI Report delivered April 15) and November 1 (with respect to the Reserve Report delivered on September 30 and the NPI Report delivered on October 15) of each year.  In addition, (i) Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Revolving Credit Lenders, by notifying the Borrower thereof, two times per year, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations, (ii) the Borrower may elect, by notifying the Administrative Agent of any acquisition of Oil and Gas Properties by the Borrower or its Subsidiaries with a purchase price in the aggregate of at least ten percent (10%) of the then effective Borrowing Base, to cause the Borrowing Base to be redetermined between Scheduled Redeterminations in accordance with this Section 2.06 (each redetermination under clause (i) or (ii) of this sentence, an “Interim Redetermination”) and (iii) in the event that the NPI Deficit Balance listed on the most recent NPI Report delivered to the Administrative Agent has decreased by an amount greater than ten percent (10%) of the NPI Deficit Balance used in the calculation of the last Scheduled Redetermination or Interim Redetermination (whichever was last), the NPI Deficit Balance component of the Borrowing Base shall be reduced by seventy-five percent (75%) of such decrease automatically.

(c)                                  Scheduled and Interim Redetermination Procedure.

(i)                                     Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:  Upon receipt by the Administrative Agent of the Reserve Report, the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 9.12(a) and (c), the NPI Report to be delivered by the Borrower pursuant to Section 9.17, and, in the case of an Interim Redetermination, pursuant to Section 9.12(b) and (c), and such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 9.12(c), as may, from time to time, be reasonably requested by the Majority Revolving Credit Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and the NPI Report and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time.  In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)                                  The Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)                               in the case of a Scheduled Redetermination if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) and the NPI Report to be delivered by the Borrower pursuant to Section 9.17 in a timely and complete manner, then on or before May 1 and November 1 of such year following the date of delivery or if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) and the NPI Report to be delivered by the Borrower pursuant to Section 9.17 in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports and the NPI Report from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.06(c)(i); and

(B)                               in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports and the NPI Report.

(iii)                               Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Revolving Credit Lenders as provided in this Section 2.06(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect (not including an automatic reduction pursuant to Section 2.06(b)(iii) must be approved or be deemed to have been approved by the Required Revolving Credit Lenders (in each Revolving Credit Lender’s sole discretion consistent with its normal oil and gas criteria as it exists at the particular time) as provided in this Section 2.06(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Revolving Credit Lender shall have twenty-one (21) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If at the end of such twenty-one (21) days, any Revolving Credit Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base.  If, at the end of such 21-day period, all of the Revolving Credit Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Revolving Credit Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.06(d).  If, however, at the end of such 21-day period, all of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Revolving Credit Lenders to ascertain the highest Borrowing Base then acceptable to a number of Revolving Credit Lenders sufficient to constitute the Required Revolving Credit Lenders and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.06(d).

(d)                                 Effectiveness of a Redetermined Borrowing Base.  After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable, pursuant to Section 2.06(c)(iii) or adjusted pursuant to Section 10.11, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders:

(i)                                     in the case of a Scheduled Redetermination, if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) and the NPI Report required to be delivered by the Borrower pursuant to Section 9.17 in a timely and complete manner, then as of May 1 or November 1 as applicable, or if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 9.12(a) and (c) or the NPI Report required to be delivered by the Borrower pursuant to Section 9.17 in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)                                  in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 10.11, whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination, Interim Redetermination or adjusted Borrowing Base shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

Section 2.07                             Letters of Credit.

(a)                                 General.  Subject to the terms and conditions of this Agreement, the Issuing Bank may (but shall not be required to) through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of the Borrower accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as Issuing Bank may require, issue Letters of Credit in Dollars for the account of the Borrower or for the account of any of its Subsidiaries, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.  Each Letter of Credit shall be in a minimum face amount of Twenty-Five Thousand Dollars ($25,000) (or such lesser amount as may be agreed to by Issuing Bank) and each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of (i) twelve (12) months after the date of issuance thereof or such longer time as may be approved by Issuing Bank and (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof; provided, however, to the extent the Borrower Cash Collateralizes any Letter of Credit at least one hundred eighty (180) days prior to the Revolving Credit Maturity Date in cases where such Letter of Credit could be automatically renewed beyond the Revolving Credit Maturity Date (but in no event beyond one year following the Revolving Credit Maturity Date), such Letter of Credit may contain a customary “evergreen” provision relating to the renewal thereof.  The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the International Standby Practices 98, and any successor documentation thereto and to the extent not inconsistent therewith, the laws of the State of Texas.  In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

(b)                                 Conditions to Issuance.  No Letter of Credit shall be issued (including the renewal or extension of any Letter of Credit previously issued) at the request and for the account of the Borrower unless, as of the date of issuance (or renewal or extension) of such Letter of Credit:

(i)                                     after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount; and (ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit and Swing Line Loans (including all Loans deemed disbursed by Administrative Agent under Section 2.07(f)(iii) hereof in respect of the Borrower’s Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the lesser of (A) the Aggregate Maximum Credit Amount and (B) the then applicable Borrowing Base;

(ii)                                  the conditions set forth in subsections (a), (b) and (c) of Section 7.02 have been satisfied;

(iii)                               if requested by the Issuing Bank, the Borrower shall have delivered to the Issuing Bank at its Issuing Office the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank;

(iv)                              no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the Letter of Credit requested, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage thereof pursuant to Section 2.07(f) hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit the Issuing Bank from issuing, or any Revolving Credit Lender from taking an assignment of its Applicable Revolving Credit Percentage of, the Letter of Credit requested or letters of credit generally;

(v)                                 there shall have been (A) no introduction of or change in the interpretation of any law or regulation, (B) no declaration of a general banking moratorium by banking authorities in the United States, Texas or the respective jurisdictions in which the Revolving Credit Lenders, the Borrower and the beneficiary of the requested Letter of Credit are located, and (C) no establishment of any new restrictions by any central bank or other Governmental Authority on transactions involving letters of credit or on banks generally that, in any case described in this clause (vi), would make it unlawful or unduly burdensome for the Issuing Bank to issue or any Revolving Credit Lender to take an assignment of its Applicable Revolving Credit Percentage of the requested Letter of Credit or letters of credit generally;

(vi)                              if any Revolving Credit Lender is a Defaulting Lender, the Issuing Bank has entered into arrangements satisfactory to it to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit by all such Defaulting Lender, including, without limitation, the creation of a cash collateral account or delivery of other security by the Borrower to assure payment of such Defaulting Lender’s Applicable Revolving Credit Percentage of all outstanding Letter of Credit Obligations; and

(vii)                           the Issuing Bank shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 2.07(d) hereof.

Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by Borrower of the matters set forth in Section 7.02 hereof.  The Administrative Agent shall be entitled to rely on such certification without any duty of inquiry.

(c)                                  Notice.  The Issuing Bank shall deliver to the Administrative Agent, concurrently with or promptly following its issuance of any Letter of Credit, a true and complete copy of each Letter of Credit.  Promptly upon its receipt thereof, the Administrative Agent shall give notice, substantially in the form attached as Exhibit K, to each Revolving Credit Lender of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.

(d)                                 Letter of Credit Fees; Increased Costs.

(i)                                     The Borrower shall pay letter of credit fees as follows:

(A)                               A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit) in the amount of the Applicable Margin (determined with reference to Schedule 1.1 to this Agreement) shall be paid to the Administrative Agent for distribution to the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages.

(B)                               A letter of credit facing fee on the face amount of each Letter of Credit shall be paid to the Administrative Agent for distribution to the Issuing Bank for its own account, in accordance with the terms of the applicable Fee Letter.

(ii)                                  All payments by the Borrower to the Administrative Agent for distribution to the Issuing Bank or the Revolving Credit Lenders under this Section 2.07(d) shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Administrative Agent as may be designated from time to time by written notice to Borrower by the Administrative Agent.  The fees described in clauses (i)(A) and (B) above (i) shall be nonrefundable under all circumstances subject to Section 13.12 and (ii) shall be payable quarterly in advance on the first day of each February, May, August and November of each year.  The fees due under clause (i)(A) above shall be determined by multiplying the Applicable Margin times the undrawn amount of the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

(iii)                               If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof, adopted after the date hereof, shall either (A) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Revolving Credit Lender or (B) impose on the Issuing Bank or any Revolving Credit Lender any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (A) or (B) above shall be to increase the cost or expense to the Issuing Bank or such Revolving Credit Lender of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank’s or such Revolving Credit Lender’s reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, subject to Section 13.12, upon demand by the Issuing Bank or such Revolving Credit Lender, as the case may be, the Borrower shall, within thirty (30) days following demand for payment, pay to the Issuing Bank or such Revolving Credit Lender, as the case may be, from time to time as specified by the Issuing Bank or such Revolving Credit Lender, additional amounts which shall be sufficient to compensate the Issuing Bank or such Revolving Credit Lender for such increased cost and expense (together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Alternate Base Rate), provided that if the Issuing Bank or such Revolving Credit Lender could take any reasonable action, without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or expense, it agrees to do so within a reasonable time after becoming aware of the foregoing matters.  Each demand for payment under this Section 2.07(d) (iii) shall be accompanied by a certificate of the Issuing Bank or the applicable Revolving Credit Lender setting forth the amount of such increased cost or expense incurred by the Issuing Bank or such Revolving Credit Lender, as the case may be, as a result of any event mentioned in clause (A) or (B) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof.

(e)                                  Other Fees.  In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrower shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by the Issuing Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.

(f)                                   Participation Interests in and Drawings and Demands for Payment Under Letters of Credit.

(i)                                     Upon issuance by the Issuing Bank of each Letter of Credit hereunder, each Revolving Credit Lender shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Applicable Revolving Credit Percentage.

(ii)                                  If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Borrower agrees to pay to the Issuing Bank an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Administrative Agent relative thereto not later than 1:00 p.m. (Detroit time), in Dollars, on (i) the Business Day that the Borrower received notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (Detroit time) or (ii) the Business Day immediately following the day that the Borrower received such notice, if such notice is received after 11:00 a.m. (Detroit time).

(iii)                               If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrower does not reimburse the Issuing Bank as required under clause (ii) above and the Aggregate Maximum Commitment Amount has not been terminated (whether by maturity, acceleration or otherwise), the Borrower shall be deemed to have immediately requested that the Revolving Credit Lenders make a ABR Revolving Credit Borrowing (which Borrowing may be subsequently converted at any time into a Eurodollar Borrowing pursuant to Section 2.03 hereof) in the principal amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Administrative Agent relative thereto.  The Administrative Agent will promptly notify the Revolving Credit Lenders of such deemed request, and each such Lender shall make available to the Administrative Agent an amount equal to its pro rata share (based on its Applicable Revolving Credit Percentage) of the amount of such Borrowing.

(iv)                              If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrower does not reimburse the Issuing Bank as required under clause (ii) above, and (i) the Aggregate Maximum Credit Amount has been terminated (whether by maturity, acceleration or otherwise), or (ii) any reimbursement received by the Issuing Bank from the Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Borrower or any of its Subsidiaries or otherwise, then the Administrative Agent shall notify each Revolving Credit

Lender, and each Revolving Credit Lender will be obligated to pay the Administrative Agent for the account of the Issuing Bank its pro rata share (based on its Applicable Revolving Credit Percentage) of the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Administrative Agent relative thereto (but no such payment shall diminish the obligations of the Borrower hereunder).  Upon receipt thereof, the Administrative Agent will deliver to such Revolving Credit Lender a participation certificate evidencing its participation interest in respect of such payment and expenses.  To the extent that a Revolving Credit Lender fails to make such amount available to the Administrative Agent by 11:00 am Detroit time on the Business Day next succeeding the date such notice is given, such Revolving Credit Lender shall pay interest on such amount in respect of each day from the date such amount was required to be paid, to the date paid to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate.  The failure of any Revolving Credit Lender to make its pro rata portion of any such amount available under to the Administrative Agent shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Administrative Agent.

(v)                                 In the case of any Borrowing made under this Section 2.07(f), each such Borrowing shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Borrowing set forth in Article II hereof or Article VII hereof, and, to the extent of the Borrowing so disbursed, the Reimbursement Obligation of Borrower to the Administrative Agent under this Section 2.07(f) shall be deemed satisfied (unless, in each case, taking into account any such deemed Borrowings, the aggregate outstanding principal amount of Revolving Credit Borrowings and Swing Line Loans, plus the Letter of Credit Obligations (other than the Reimbursement Obligations to be reimbursed by this Borrowing) on such date exceed the lesser of the Borrowing Base or the then applicable Aggregate Maximum Credit Amount).

(vi)                              If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Borrower on the date such draft or demand is honored, and to each Revolving Credit Lender on such date unless the Borrower shall have satisfied its Reimbursement Obligations by payment to the Administrative Agent (for the benefit of the Issuing Bank) as required under this Section 2.07(f).  The Issuing Bank shall further use reasonable efforts to provide notice to the Borrower prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Borrower under this Section 2.07(f).

(vii)                           Notwithstanding the foregoing however, no Revolving Credit Lender shall be deemed to have acquired a participation in a Letter of Credit if the officers of the Issuing Bank immediately responsible for matters concerning this Agreement shall have received written notice from the Administrative Agent or any Lender at least two (2) Business Days prior to the date of the issuance or extension of such Letter of Credit or, with respect to any Letter of Credit subject to automatic extension, at least five (5) Business Days prior to the date that the beneficiary under such Letter of Credit must be notified that such Letter of Credit will not be renewed, that the issuance or extension of Letters of Credit should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however, that the Revolving Credit Lenders shall be deemed to have acquired such a participation upon the date on which such Default or Event of Default has been waived by the requisite Revolving Credit Lenders, as applicable, but effective as of the extension or issuance date.

(viii)                        Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.

(ix)                              In the event that any Revolving Credit Lender becomes a Defaulting Lender, the Issuing Bank may, at its option, require that the Borrower enter into arrangements satisfactory to the Issuing Bank to eliminate the Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including creation of a cash collateral account or delivery of other security to assure payment of such Defaulting Lender’s Applicable Revolving Credit Percentage of all outstanding Letter of Credit Obligations.

(g)                                  Obligations Irrevocable.  The obligations of the Borrower to make payments to the Administrative Agent for the account of the Issuing Bank or the Revolving Credit Lenders with respect to Letter of Credit Obligations under Section 2.07(f) hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

(i)                                     Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the “Letter of Credit Documents”);

(ii)                                  Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit Document;

(iii)                               The existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Issuing Bank or any Revolving Credit Lender or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

(iv)                              Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 Payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(vi)                              Any failure, omission, delay or lack on the part of the Administrative Agent, the Issuing Bank or any Revolving Credit Lender or any party to any of the Letter of Credit Documents or any other Loan Document to enforce, assert or exercise any right, power or remedy conferred upon the Administrative Agent, the Issuing Bank, any Revolving Credit Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Administrative Agent, the Issuing Bank, any Revolving Credit Lender or any such party; or

(vii)                           Any other event or circumstance that would, in the absence of this Section 2.07(g), result in the release or discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in Section 2.07(f) hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrower against the Administrative Agent, the Issuing Bank or any Revolving Credit Lender.  With respect to any Letter of Credit, nothing contained in this Section 2.07(g) shall be deemed to prevent the Borrower, after satisfaction in full of the absolute and unconditional obligations of the Borrower hereunder with respect to such Letter of Credit, from asserting in a separate action any claim, defense, set off or other right which it may have against the Administrative Agent, the Issuing Bank or any Revolving Credit Lender in connection with such Letter of Credit.

(h)                                 Risk Under Letters of Credit.

(i)                                     In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, the Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

(ii)                                  Subject to other terms and conditions of this Agreement, the Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with the Issuing Bank’s regularly established practices and procedures and will have no further obligation with respect thereto.  In the administration of Letters of Credit, the Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by the Issuing Bank with due care and the Issuing Bank may rely upon any notice, communication, certificate or other statement from the Borrower, beneficiaries of Letters of Credit, or any other Person which the Issuing Bank believes to be authentic.  The Issuing Bank will, upon request, furnish the Revolving Credit Lenders with copies of Letter of Credit Documents related thereto.

(iii)                               In connection with the issuance and administration of Letters of Credit and the assignments hereunder, the Issuing Bank makes no representation and shall have no responsibility with respect to (i) the obligations of the Borrower or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of the Borrower or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by the Issuing Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct.  Each of the Revolving Credit Lenders expressly acknowledges that it has made and will continue to make its own evaluations of the Borrower’s creditworthiness without reliance on any representation of the Issuing Bank or the Issuing Bank’s officers, agents and employees.

(iv)                              If at any time the Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, the Administrative Agent or the Issuing Bank, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages and shall promptly deliver to each Revolving Credit Lender its share thereof, less such Revolving Credit Lender’s pro rata share of the costs of such recovery, including court costs and attorney’s fees.  If at any time any Revolving Credit Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such payment, such Revolving Credit Lender will promptly pay over such excess to the Administrative Agent, for redistribution in accordance with this Agreement.

(i)                                     Indemnification.  The Borrower hereby indemnifies and agrees to hold harmless the Revolving Credit Lenders, the Issuing Bank and the Administrative Agent and their respective Affiliates, and the respective officers, directors, employees and agents of such Persons (each an “L/C Indemnified Person”), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Lenders, the Issuing Bank or the Administrative Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the “L/C Indemnified Amounts”), and none of the L/C Indemnified Persons shall be liable or responsible for:

(i)                                     the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

(ii)                                  the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii)                               payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(iv)                              any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

(v)                                 any other event or circumstance whatsoever arising in connection with any Letter of Credit.

It is understood that in making any payment under a Letter of Credit, the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.

With respect to subparagraphs (i) through (v) hereof, (i) the Borrower shall not be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from the gross negligence or willful misconduct of such L/C Indemnified Person or any officer, director, employee or agent of such L/C Indemnified Person and (ii) the Administrative Agent and the Issuing Bank shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrower which were caused by the gross negligence or willful misconduct of any L/C Indemnified Person or by the Issuing Bank’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

(j)                                    Right of Reimbursement.  Each Revolving Credit Lender agrees to reimburse the Issuing Bank on demand, pro rata in accordance with its respective Applicable Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by the Borrower pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Borrower or any of its Subsidiaries and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Issuing Bank in any way relating to or arising out of this Agreement (including Section 2.07(f)(iii) hereof), any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Borrower, except to the extent that such liabilities, losses, costs or expenses were incurred by the Issuing Bank as a result of the Issuing Bank’s gross negligence or willful misconduct or by the Issuing Bank’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

Section 2.08                             Swing Line.

(a)                                 Swing Line Loans.  The Swing Line Lender may, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.08(c) hereof), but shall not be required to, make one or more Loans (each such loan being a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding the Swing Line Maximum Amount.  Subject to the terms set forth herein, advances, repayments and readvances may be made under the Swing Line.

(b)                                 Accrual of Interest and Maturity; Evidence of Indebtedness.

(i)                                     The Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the Swing Line Lender resulting from each Swing Line Loan from time to time, including the amount and date of each Swing Line Loan, its applicable interest rate, its Interest Period, if any, and the amount and date of any repayment made on any Swing Line Loan from time to time.  The entries made in such account or accounts of the Swing Line Lender shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of Borrower to repay the Swing Line Loans (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

(ii)                                  the Borrower agrees that, upon the written request of the Swing Line Lender, the Borrower will execute and deliver to the Swing Line Lender a Swing Line Note.

(iii)                               the Borrower unconditionally promises to pay to the Swing Line Lender the then unpaid principal amount of such Swing Line Loan (plus all accrued and unpaid interest) on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.  Subject to the terms and conditions hereof, each Swing Line Loan shall, from time to time after the date of such Loan (until paid), bear interest at the rate specified in Section 3.02.

(c)                                  Requests for Swing Line Loans.  The Borrower may request a Swing Line Loan by the delivery to the Swing Line Lender of a Request for Swing Line Loan executed by a Responsible Officer for the Borrower, subject to the following:

(i)                                     each such Request for Swing Line Loan shall set forth the information required on the Request for Swing Line Loan, including without limitation, (A) the proposed date of such Swing Line Loan, which must be a Business Day, (B) whether such Swing Line Loan is to be a ABR Loan or a Quoted Rate Loan, and (C) in the case of a Quoted Rate Loan, the duration of the Interest Period applicable thereto;

(ii)                                  on the proposed date of such Swing Line Loan, after giving effect to all outstanding requests for Swing Line Loans made by the Borrower as of the date of determination, the aggregate principal amount of all Swing Line Loans outstanding on such date shall not exceed the Swing Line Maximum Amount;

(iii)                               on the proposed date of such Swing Line Loan, after giving effect to all outstanding requests for Revolving Credit Loans and Swing Line Loans and Letters of Credit requested by the Borrower on such date of determination (including, without duplication, Loans that are deemed disbursed pursuant to Section 2.07(f)(iii) hereof in respect of the Borrower’s Reimbursement Obligations hereunder), the sum of (x) the aggregate principal amount of all Revolving Credit Loans and the Swing Line Loans outstanding on such date plus (y) the Letter of Credit Obligations on such date shall not exceed the lesser of (A) the Aggregate Maximum Credit Amounts and (B) the then applicable Borrowing Base;

(iv)                              (A) in the case of a Swing Line Loan that is an ABR Loan, the principal amount of the initial funding of such Loan, as opposed to any refunding or conversion thereof, shall be at least $250,000 or such lesser amount as may be agreed to by the Swing Line Lender, and (B) in the case of a Swing Line Loan that is a Quoted Rate Loan, the principal amount of such Loan, plus any other outstanding Swing Line Loans to be then combined therewith having the same Interest Period, if any, shall be at least $250,000 or such lesser amount as may be agreed to by the Swing Line Lender, and at any time there shall not be in effect more than three (3) Interest Periods;

(v)                                 each such Request for Swing Line Loan shall be delivered to the Swing Line Lender by 3:00 p.m. (Detroit time) on the proposed date of the Swing Line Loan;

(vi)                              each Request for Swing Line Loan, once delivered to the Swing Line Lender, shall not be revocable by the Borrower, and shall constitute and include a certification by the Borrower as of the date thereof that the conditions set forth in subsections (a), (b) and (c) of Section 7.02 have been satisfied;

(vii)                           At the option of the Administrative Agent, subject to revocation by the Administrative Agent at any time and from time to time and so long as the Administrative Agent is the Swing Line Lender, the Borrower may utilize the Administrative Agent’s “Sweep to Loan” automated system for obtaining Swing Line Loans and making periodic repayments.  At any time during which the “Sweep to Loan” system is in effect, Swing Line Loans shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement.  Each time a Swing Line Loan is made using the “Sweep to Loan” system, the Borrower shall be deemed to have certified to the Administrative Agent and the Lenders each of the matters set forth in clause (vi) of this Section 2.08(b).  Principal and interest on Swing Line Loans requested, or deemed requested, pursuant to this Section shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever.  Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of the Swing Line Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date.  The Administrative Agent may suspend or revoke the Borrower’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrower for the funding of Swing Line Loans hereunder (or otherwise), and the regular procedures set forth in this Section 2.08 for the making of Swing Line Loans shall be deemed immediately to apply.  The Administrative Agent may, at its option, also elect to make Swing Line Loans upon the Borrower’s telephone requests on the basis set forth in the last paragraph of Section 2.03, provided that Borrower complies with the provisions set forth in this Section 2.08.

(d)                                 Disbursement of Swing Line Loans.  Upon receiving any executed Request for Swing Line Loan from the Borrower and the satisfaction of the conditions set forth in Section 2.08(c) hereof, the Swing Line Lender shall make available to the Borrower the amount so requested in Dollars not later than 4:00 p.m. (Detroit time) on the date of such Loan, by credit to an account of the Borrower maintained with the Administrative Agent or to such other account or third party as the Borrower may reasonably direct in writing, subject to applicable law, provided such direction is timely given.  The Swing Line Lender shall promptly notify the Administrative Agent of any Swing Line Loan by telephone, telex or telecopier.

(e)                                  Refunding of or Participation Interest in Swing Line Loans.

(i)                                     The Administrative Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Borrower (which hereby irrevocably directs the Administrative Agent to act on their behalf) request each of the Revolving Credit Lenders (including the Swing Line Lender in its capacity as a Revolving Credit Lender) to make a Revolving Credit Loan to the Borrower, in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given (the “Refunded Swing Line Loans”);

provided, however, that the Swing Line Loans carried at the Quoted Rate which are refunded with Revolving Credit Loans at the request of the Swing Line Lender at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section 6.02 and no losses, costs or expenses may be assessed by the Swing Line Lender against the Borrower or the Revolving Credit Lenders as a consequence of such refunding.  The applicable Revolving Credit Loans used to refund any Swing Line Loans shall be ABR Loans.  In connection with the making of any such Refunded Swing Line Loans or the purchase of a participation interest in Swing Line Loans under Section 2.08(e)(ii) hereof, the Swing Line Lender shall retain its claim against the Borrower for any unpaid interest or fees in respect thereof accrued to the date of such refunding.  Unless any of the events described in Section 11.01(h) or (i) hereof shall have occurred (in which event the procedures of Section 2.08(e)(ii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied (but subject to Section 2.08(e)(iii)), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the benefit of the Swing Line Lender at the office of the Administrative Agent specified in Section 2.04(a) hereof prior to 11:00 a.m. (Detroit time) on the Business Day next succeeding the date such notice is given, in immediately available funds.  The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans, subject to Section 6.02 hereof.

(ii)                                  If, prior to the making of a Revolving Credit Loan pursuant to Section 2.08(e)(i) hereof, one of the events described in Section 11.01(h) or (i) hereof shall have occurred, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in each Swing Line Loan that was to have been refunded in an amount equal to its Applicable Revolving Credit Percentage of such Swing Line Loan.  Each Revolving Credit Lender within the time periods specified in Section 2.08(e)(i) hereof, as applicable, shall immediately transfer to Administrative Agent, for the benefit of the Swing Line Lender, in immediately available funds, an amount equal to its Applicable Revolving Credit Percentage of the aggregate principal amount of all Swing Line Loans outstanding as of such date.  Upon receipt thereof, the Administrative Agent will deliver to such Revolving Credit Lender a Swing Line Participation Certificate evidencing such participation.

(iii)                               Each Revolving Credit Lender’s obligation to make Revolving Credit Loans to refund Swing Line Loans, and to purchase participation interests, in accordance with Section 2.08(e)(i) and (ii), respectively, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of this Agreement or any other Loan Document by the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or such participating interest is to be purchased; (F) the termination of the Commitments hereunder; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to Section 2.08(e)(i) or (ii) hereof, as the case may be, the Administrative Agent on behalf of the Swing Line Lender, shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Loans.  The obligation of any Revolving Credit Lender to make available its pro rata portion of the amounts required pursuant to Section 2.08(e)(i) or (ii) hereof shall not be affected by the failure of any other Revolving Credit Lender to make such amounts available, and no Revolving Credit Lender shall have any liability to any of the Borrower or any of its Subsidiaries, the Administrative Agent, the Swing Line Lender, or any other Revolving Credit Lender or any other party for another Revolving Credit Lender’s failure to make available the amounts required under Section 2.08(e)(i) or (ii) hereof.

(iv)          Notwithstanding the foregoing, no Revolving Credit Lender shall be required to make any Revolving Credit Loan to refund a Swing Line Loan or to purchase a participation in a Swing Line Loan if at least two (2) Business Days prior to the making of such Swing Line Loan by the Swing Line Lender, the officers of the Swing Line Lender immediately responsible for matters concerning this Agreement shall have received written notice from the Administrative Agent or any Lender that Swing Line Loans should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however, that the obligation of the Revolving Credit Lenders to make or refund such Swing Line Loan or purchase a participation in such Swing Line Loan shall be reinstated upon the date on which such Default or Event of Default has been waived by the requisite Lenders.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST ON REVOLVING CREDIT LOANS AND SWING LINE LOANS; PREPAYMENTS OF REVOLVING CREDIT LOANS; FEES

Section 3.01          Repayment of Revolving Credit Loans and Swing Line Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan and for the account of the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the Termination Date.

Section 3.02          Interest on Revolving Credit Loans and Swing Line Loans.

(a)           ABR Revolving Credit Loans.  The Revolving Credit Loans comprising each ABR Revolving Credit Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)           Eurodollar Revolving Credit Loans.  The Revolving Credit Loans comprising each Eurodollar Revolving Credit Borrowing shall bear interest at the Adjusted LIBOR Rate for the Interest Period in effect for such Revolving Credit Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)           Swing Line Loans.  (i) Each ABR Swing Line Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate, and (ii) each Quoted Rate Loan shall bear interest at its Quoted Rate, but in no event to exceed the Highest Lawful Rate.

(d)           Post-Default Rate.  Notwithstanding the foregoing, if (i) an Event of Default specified in Sections 11.01(a), 11.01(b), 11.01(h), 11.01(i) or 11.01(j) has occurred and is continuing, or (ii) the Majority Revolving Credit Lenders so elect (or direct the Administrative Agent to so elect) in connection with the occurrence and continuance of any other Event of Default, then in each case all Revolving Credit Loans and Swing Line Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to such Revolving Credit Loans and Swing Line Loans (including the Applicable Margin applicable with respect to such Revolving Credit Loans and Swing Line Loans), but in no event to exceed the Highest Lawful Rate.

(e)           Interest Payment Dates; Interest Payments for Swing Line Loans.  Accrued interest on each Revolving Credit Loan shall be payable in arrears on each Interest Payment Date for such Revolving Credit Loan and on the Termination Date; provided that interest accrued pursuant to Section 3.02(d) shall be payable on demand, in the event of any repayment or prepayment of any Revolving Credit Loan (other than an optional prepayment of an ABR Revolving Credit Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and in the event of any conversion of any Eurodollar Revolving Credit Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Credit Loan shall be payable on the effective date of such conversion.  Accrued interest on each ABR Swing Line Loan shall be payable in arrears on the first day of each month and on the Termination Date.  Accrued interest on each Quoted Rate Loan shall be payable on the last day of the Interest Period applicable thereto.  Notwithstanding the foregoing, all accrued and unpaid interest on any Swing Line Loan refunded pursuant to Section 2.08(e) hereof shall be due and payable in full on the date such Swing Line Loan is refunded or converted.

(f)            Interest Rate Computations.  All interest on Revolving Credit Loans and Swing Line Loans shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBOR Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03          [Reserved.]

Section 3.04          Prepayments of Revolving Credit Loans and Swing Line Loans.

(a)           Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Borrowing or Swing Line Loan in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)           Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder in the case of prepayment of a Eurodollar Revolving Credit Borrowing, not later than 12:00 noon, Detroit time, three Business Days before the date of prepayment, or in the case of prepayment of an ABR Revolving Credit Borrowing, ABR Swing Line Loan or Quoted Rate Loan, not later than 12:00 noon, Detroit time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Revolving Credit Borrowing or Swing Line Loan or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Revolving Credit Borrowing or Swing Line Loan, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof.  Each partial prepayment of any Revolving Credit Borrowing or Swing Line Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Credit Borrowing or Swing Line Loan of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Credit Borrowing shall be applied ratably to the Revolving Credit Loans included in the prepaid Revolving Credit Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)           Mandatory Prepayments.

(i)            If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.05(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall prepay the Revolving Credit Borrowings and Swing Line Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Revolving Credit Borrowings and Swing Line Loans as a result of Letter of Credit Obligations, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of such Letter of Credit Obligations and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.

(ii)           Upon any Scheduled Redetermination or Interim Redetermination, if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall prepay the Revolving Credit Borrowings and Swing Line Loans in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Revolving Credit Borrowings and Swing Line Loans as a result of Letter of Credit Obligations, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of such Letter of Credit Obligations and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.  The Borrower shall be obligated to make such prepayment and/or Cash Collateralize such excess within six (6) months following the date it receives the New Borrowing Base Notice in accordance with Section 2.06(d), in six (6) equal monthly installments, the first installment being due and payable on such date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii)          Upon any adjustment to the Borrowing Base pursuant to Section 10.11, if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall prepay the Revolving Credit Borrowings and Swing Line Loans in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the Revolving Credit Borrowings and Swing Line Loans as a result of Letter of Credit Obligations, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of such Letter of Credit Obligations and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.  The Borrower shall be obligated to make such prepayment and/or Cash Collateralize such excess on the third (3rd) Business Day after it receives the applicable New Borrowing Base Notice in accordance with Section 2.06(d); provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv)          To the extent that any prepayment is due under Section 3.04(c)(ii), upon receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds from any Transfers and proceeds from the unwinding or termination of any commodity Swap Agreements described in Section 10.11(g) in excess of $5,000,000 in the aggregate in any year, the Borrower shall prepay the Revolving Credit Borrowings and Swing Line Loans by an amount equal to the lesser of (A) the outstanding prepayment due under Section 3.04(c)(ii) and (B) one hundred percent (100%) of such Net Cash Proceeds and commodity Swap Agreement proceeds and, with respect to a prepayment under clause (B) above, if any excess remains after paying all of the Revolving Credit Borrowings and Swing Line Loans, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of Letter of Credit Obligations outstanding and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.

(v)           To the extent that any prepayment is due under Section 3.04(c)(ii), upon receipt by the Borrower or any of its Subsidiaries of any Insurance Proceeds or Condemnation Proceeds, the Borrower shall be obligated to prepay the Revolving Credit Borrowings and Swing Line Loans by an amount equal to the lesser of (A) the outstanding prepayment due under Section 3.04(c)(ii) and (B) one hundred percent (100%) of such Insurance Proceeds or Condemnation Proceeds, as the case may be and, with respect to a prepayment under clause (B) above,  if any excess remains after paying all of the Revolving Credit Borrowings and Swing Line Loans, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of Letter of Credit Obligations outstanding and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.

(vi)          Within fifty (50) days after any payment of the Restricted Payments permitted under Section 10.04(f), the Borrower shall be obligated to prepay the Revolving Credit Borrowings and Swing Line Loans by an amount equal to one hundred percent (100%) of the aggregate amount of such Restricted Payments and, if any excess remains after paying all of the Revolving Credit Borrowings and Swing Line Loans, Cash Collateralize such excess in an amount equal to the greater of (x) the amount of Letter of Credit Obligations outstanding and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.

(vii)         Each prepayment of Revolving Credit Borrowings and Swing Line Loans pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Revolving Credit Borrowings then outstanding, second, to any ABR Swing Line Loans then outstanding, third, to any Eurodollar Revolving Credit Borrowings then outstanding, and if more than one Eurodollar Revolving Credit Borrowing is then outstanding, to each such Eurodollar Revolving Credit Borrowing in order of priority beginning with the Eurodollar Revolving Credit Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Revolving Credit Borrowing with the most number of days remaining in the Interest Period applicable thereto, and, fourth, to Quoted Rate Loans; provided, however, if any excess remains after the prepayment of all Revolving Credit Borrowings and Swing Line Loans and after the Borrower Cash Collateralizes all Letter of Credit Obligations or outstanding Letters of Credit, such excess shall be prepaid by the Borrower and applied to outstanding amounts under the Term Loan pursuant to Section 4.08.

(viii)        Each prepayment of Revolving Credit Borrowings, Swing Line Loans and the Term Loan pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments pursuant to this

Section 3.04(c) shall be accompanied by accrued interest on the amount prepaid to the extent required by Section 3.02 or 4.06, as applicable.

(ix)          To the extent that any prepayment is due under Section 3.04(c)(ii), upon the payment in full of the Term Loan, any prepayments required to be made on the Term Loan pursuant to Sections 4.08(a), (b) and (c) shall instead be applied, in an amount equal to the lesser of (A) the outstanding prepayment due under Section 3.04(c)(ii) and (B) the excess amount of the prepayments after application to the Term Loan under Sections 4.08(a), (b) and (c), to prepay the Revolving Credit Borrowings and Swing Line Loans pursuant to clause (vii) and, with respect to a prepayment under clause (B) above, if any excess remains after paying all of the Revolving Credit Borrowings and Swing Line Loans, Borrower shall Cash Collateralize such excess in an amount equal to the greater of (x) the amount of Letter of Credit Obligations outstanding and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.

(d)           No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 6.02.

Section 3.05          Fees.

(a)           Facility Fees.  Except as otherwise provided in Section 5.03(b)(iii), the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a facility fee, which shall accrue at the applicable Facility Fee Rate on the actual daily amount of the Commitment of such Revolving Credit Lender (or if its Commitment has terminated, on the outstanding amount of its Applicable Revolving Credit Percentage of the Revolving Credit Loans, Swing Line Loans and Letter of Credit Obligations) during the period from and including the date of this Agreement to but excluding the Termination Date (and thereafter so long as any Revolving Credit Loans, Swing Line Loans or Letter of Credit Obligations remain outstanding), including at any time during which one or more of the conditions in Article VII have not been met.  Accrued facility fees shall be payable in arrears on the first day of each February, May, August and November of each year (with respect to the preceding three months or portion thereof) and on the Termination Date (and, if applicable, thereafter on demand), commencing on the first such date to occur after the date hereof.  If there is any change in the Commitment of any Revolving Credit Lender during any such three-month period, the actual daily amount of the Commitment shall be computed and multiplied by the Facility Fee Rate separately for each period during such three-month period such Commitment was in effect.  All facility fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.

(c)           Arranger Fees.  The Borrower agrees to pay to the Arranger, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.

ARTICLE IV

TERM LOAN

Section 4.01          Term Loan.  Subject to the terms and conditions hereof, each Term Loan Lender, severally and for itself alone, agrees to lend to Borrower, in a single disbursement in Dollars on the Effective Date an amount equal to such Lender’s Term Loan Percentage of the Term Loan.

Section 4.02          Accrual of Interest and Maturity; Evidence of Indebtedness.

(a)           The Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Term Loan Lender such Term Loan Lender’s Term Loan Percentage of the then unpaid aggregate principal amount of the Term Loan outstanding on the Term Loan Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.  Subject to the terms and conditions hereof, (i) the unpaid principal indebtedness outstanding under the Term Loan comprising each Eurodollar Term Loan Borrowing shall bear interest at the Adjusted LIBOR Rate for the Interest Period in effect for the Term Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate, and (ii) the unpaid principal balance outstanding under the Term Loan comprising each ABR Term Loan Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.  There shall be no readvance or reborrowings of any principal reductions of the Term Loan.

(b)           Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the appropriate lending office of such Term Loan Lender resulting from each Borrowing of the Term Loan made by such lending office of such Term Loan Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Term Loan Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain the Register pursuant to Section 13.04(b)(iv), and a subaccount therein for each Term Loan Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Borrowing of the Term Loan made hereunder, the type thereof and each Interest Period applicable to any Eurodollar Borrowing, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Loan Lender hereunder in respect of the Borrowings of the Term Loan and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Borrowings of the Term Loan and each Term Loan Lender’s share thereof.

(d)           The entries made in the Register pursuant to paragraph (c) of this Section 4.02 shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Term Loan Lender or the Administrative Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Borrowings of the Term Loan (and all other amounts owing with respect thereto) made to the Borrower by the Term Loan Lenders in accordance with the terms of this Agreement.

(e)           The Borrower agrees that, upon written request to the Administrative Agent by any Term Loan Lender, the Borrower will execute and deliver to such Term Loan Lender, at the Borrower’s expense, a Term Loan Note evidencing the outstanding Borrowings under the Term Loan owing to such Term Loan Lender.

Section 4.03          Repayment of Principal.

(a)           The Borrower hereby unconditionally promises to repay to the Administrative Agent for the account of each Term Loan Lender the Term Loan and accrued interest thereon on the Term Loan Maturity Date.

(b)           Whenever any payment under this Section 4.03 shall become due on a day that is not a Business Day, the date for payment thereunder shall be extended to the next Business Day.

Section 4.04          Term Loan Rate Requests; Refundings and Conversions of Borrowings of Term Loan.  On the Effective Date, all Term Loan Borrowings shall be ABR Borrowings.  Thereafter, the Borrower may refund all or any portion of any Borrowing of the Term Loan as a Term Loan Borrowing with a like Interest Period or convert each such Borrowing of the Term Loan to a Borrowing with a different Interest Period, but only after delivery to the Administrative Agent of a Term Loan Rate Request executed in connection with the Term Loan by a Responsible Officer and subject to the terms hereof and to the following:

(a)           each Term Loan Rate Request shall set forth the information required on the Term Loan Rate Request form with respect to the Term Loan, including without limitation:

(i)            whether the Term Loan Borrowing is a refunding or conversion of an outstanding Term Loan Borrowing;

(ii)           in the case of a refunding or conversion of an outstanding Term Loan Borrowing, the proposed date of such refunding or conversion, which must be a Business Day; and

(iii)          whether such Term Loan Borrowing (or any portion thereof) is to be an ABR Borrowing or a Eurodollar Borrowing, and in the case of a Eurodollar Borrowing, the Interest Period applicable thereto.

(b)           each such Term Loan Rate Request shall be delivered to the Administrative Agent by 12:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of the refunding or conversion of a Term Loan Borrowing;

(c)           the principal amount of such Borrowing of the Term Loan plus the amount of any other Borrowing of the Term Loan to be then combined therewith having the same interest rate and Interest Period, if any, shall be (i) in the case of an ABR Borrowing, at least One Million Dollars ($1,000,000), or the remaining principal balance outstanding under the Term Loan, whichever is less, and (ii) in the case of a Eurodollar Borrowing, at least Two Million Dollars ($2,000,000) or the remaining principal balance outstanding under the Term Loan, whichever is less, or in each case a larger integral multiple of One Hundred Thousand Dollars ($100,000);

(d)           no Term Loan Borrowing shall have an Interest Period ending after the Term Loan Maturity Date, and, notwithstanding any provision hereof to the contrary, the Borrower shall select Interest Periods (or the Alternate Base Rate) for sufficient portions of the Term Loan such that the Borrower may make the required principal payments hereunder on a timely basis;

(e)           at no time shall there be more than five (5) Interest Periods in effect for Borrowings of the Term Loan; and

(f)            a Term Loan Rate Request, once delivered to the Administrative Agent, shall not be revocable by the Borrower.

Section 4.05          ABR Borrowing in Absence of Election or Upon Default.  In the event Borrower shall fail with respect to any Eurodollar Borrowing of the Term Loan to timely exercise its option to refund or convert such Borrowing in accordance with Section 4.04 hereof (and such Borrowing has not been paid in full on the last day of the Interest Period applicable thereto according to the terms hereof), or, if on the last day of the applicable Interest Period, a Default or Event of Default shall exist, then, on the last day of the applicable Interest Period, the principal amount of such Borrowing which has not been prepaid shall be automatically converted to an ABR Borrowing and Administrative Agent shall thereafter promptly notify Borrower thereof.  All accrued and unpaid interest on any Borrowing converted to an ABR Borrowing under this Section 4.05 shall be due and payable in full on the date such Borrowing is converted.

Section 4.06          Interest Payments; Default Interest.

(a)           Interest on the unpaid principal of all ABR Borrowings of the Term Loan from time to time outstanding shall be payable in immediately available funds quarterly in arrears on the first day of each February, May, August and November (in respect of the preceding three months or any portion thereof).  Whenever any payment under this Section 4.06 shall become due on a day that is not a Business Day, the date for payment shall be extended to the next Business Day.  Interest accruing on ABR Borrowings of the

Term Loan shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Alternate Base Rate on the date of such change in the Alternate Base Rate.

(b)           Interest on the unpaid principal of each Term Loan Borrowing of the Term Loan having a related Interest Period of three (3) months or less shall be payable in immediately available funds on the last day of the Interest Period applicable thereto.  Interest accruing on Eurodollar Borrowings of the Term Loan shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

(c)           Notwithstanding anything to the contrary in Section 4.06(a) or (b) hereof, all accrued and unpaid interest on any Term Loan Borrowing refunded or converted pursuant to Section 4.04 hereof shall be due and payable in full on the date such Term Loan Borrowing is refunded or converted.

(d)           In the case of any Event of Default under Section 11.01(h) or (i), immediately upon the occurrence thereof, and in the case of any other Event of Default, upon notice from the Majority Term Loan Lenders interest shall be payable on demand on the principal amount of all Borrowings of the Term Loan from time to time outstanding, at a per annum rate equal to the interest rate in respect of each such Borrowing plus two percent (2%) per annum.

Section 4.07          Optional Prepayment of the Term Loan.

(a)           Subject to clause (b) hereof, the Borrower (at its option), may prepay all or any portion of the outstanding principal of any ABR Term Loan Borrowing at any time, and may prepay all or any portion of the outstanding principal of any Eurodollar Term Loan Borrowing upon one (1) Business Day’s notice to Administrative Agent by wire, telecopy or by telephone (confirmed by wire or telecopy), with accrued interest on the principal being prepaid to the date of such prepayment.  Any prepayment of any Term Loan Borrowing shall be without premium or penalty, except to the extent set forth in Section 4.08(e) and Section 6.02.

(b)           Each partial optional prepayment of the Term Loan made pursuant to this Section shall be applied to all installments of the Term Loan due thereunder in the inverse order of maturity to all such principal payments as follows:  first, to that portion of the Term Loan outstanding as Eurodollar Borrowings which have Interest Periods ending on the date of payment, and, second, to any remaining Borrowings of the Term Loan being carried at the Adjusted LIBOR Rate.

(c)           All prepayments of the Term Loan shall be made to the Administrative Agent for distribution ratably to the Term Loan Lenders in accordance with their respective Term Loan Percentages.

Section 4.08          Mandatory Prepayment.

(a)           Subject to clauses (d) and (e) hereof, upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from the issuance of Debt, except as permitted under Section 10.02(a) through (e), after the Effective Date, the Borrower shall prepay the Term Loan by an amount equal to the remainder of one hundred percent (100%) of such Net Cash Proceeds minus the amount of any prepayment due under Section 3.04(c)(ii).

(b)           Subject to clauses (d) and (e) hereof, upon receipt by the Borrower of Net Cash Proceeds from the private issuance of any Equity Interests of such Person (other than Equity interests issued to NGP IX or an Affiliate thereof), the Borrower shall prepay the Term Loan by an amount equal to the remainder of fifty percent (50%) of such Net Cash Proceeds minus the amount of any prepayment due under Section 3.04(c)(ii).

(c)           Subject to clauses (d) and (e) hereof, upon receipt by the Borrower or an IPO Parent of Net Cash Proceeds from the public issuance of any Equity Interests of such Person (including the Initial Public Offering), the Borrower shall prepay the Term Loan by an amount equal to the remainder of one hundred percent (100%) of such Net Cash Proceeds minus the amount of any prepayment due and payable under Section 3.04(c)(ii).

(d)           Subject to clause (e) hereof, each mandatory prepayment under this Section 4.08 or any other mandatory or optional prepayment under this Agreement shall be in addition to any scheduled installments or optional prepayments made prior thereto and shall be subject to Section 6.02.  Each mandatory prepayment of the Term Loan shall be applied to installments of principal on the Term Loan in the inverse order of their maturities to all such principal payments as follows:  first, to that portion of the Term Loan outstanding as Eurodollar Borrowings which have Interest Periods ending on the date of payment, and, second, to any remaining Borrowings of the Term Loan being carried at the Adjusted LIBOR Rate; provided, however, if any excess remains after the prepayment of the Term Loan, such excess shall be prepaid by the Borrower and applied to Revolving Credit Borrowings and Swing Line Loans pursuant to Section 3.04(c), and if any excess remains after paying all of the Revolving Credit Borrowings and Swing Line Loans, Borrower shall Cash Collateralize such excess in an amount equal to the greater of (x) the amount of Letter of Credit Obligations outstanding and (y) the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit.

(e)           Any voluntary or mandatory prepayment of the Term Loan (including upon acceleration) made on or before the date that is one year after the Effective Date shall be subject to a prepayment premium of one percent (1%) of the amount of such prepayment, except to the extent such prepayment is made with the proceeds of an initial public offering, bond offering, second lien institutional term loan, partial sale of assets or the sale of all of the equity interests in Borrower to an unaffiliated third party.

Section 4.09          Use of Proceeds.  Proceeds of the Term Loan shall be used by the Borrower to finance all or any portion of the Acquisition and for general corporate purposes including capital expenditures and working capital.

ARTICLE V

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 5.01          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Payment Procedure.

(i)            All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise provided herein, all payments made by the Borrower of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by the Administrative Agent not later than 1:00 p.m. (Detroit time) on the date such payment is required or intended to be made in Dollars in immediately available funds to the Administrative Agent at the Administrative Agent’s office located at One Detroit Center, Detroit, Michigan 48226-3289, for the ratable benefit of the Revolving Credit Lenders in the case of payments in respect of the Revolving Credit Loans and any Letter of Credit Obligations and for the ratable benefit of the Term Loan Lenders in the case of payments in respect of the Term Loan.  Any payment received by the Administrative Agent after 1:00 p.m. (Detroit time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Upon receipt of each such payment, the Administrative Agent shall make prompt payment to each applicable Lender, or, in respect of Eurodollar Borrowing, such Lender’s Eurodollar Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.

(ii)           Unless the Administrative Agent shall have been notified in writing by the Borrower at least two (2) Business Days prior to the date on which any payment to be made by the Borrower is due that the Borrower does not intend to remit such payment, the Administrative Agent may, in its sole discretion and without obligation to do so, assume that the Borrower has remitted such payment when so due and the Administrative Agent may, in reliance upon such assumption, make available to each Revolving Credit Lender or Term Loan Lender, as the case may be, on such payment date an amount equal to such Lender’s share of such assumed payment.  If the Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at a rate per annum equal to the Federal Funds Effective

Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to such Borrowings.

(iii)          Subject to the definition of “Interest Period” in Section 1.02 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

(b)           Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.

(c)           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Reimbursement Obligations or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Reimbursement Obligations and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Reimbursement Obligations and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Reimbursement Obligations and Swing Line Loans; provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and the provisions of this Section 5.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 5.02          [Reserved.]

Section 5.03          Deductions by the Administrative Agent; Defaulting Lender.

(a)           Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), Section 2.07(f) or Section 5.02, then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder, in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(b)           Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)            The obligation of any Lender to make any Loan hereunder shall not be affected by the failure of any other Lender to make any Loan under this Agreement, and no Lender shall have any liability to the Borrower or any of their Subsidiaries, the Administrative Agent, any other Lender, or any other Person for another Lender’s failure to make any loan or Loan hereunder.

(ii)           If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to participate in the administration of the loans, this Agreement and the other Loan Documents, including without limitation any right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Administrative Agent shall be suspended for the entire period that such Lender remains a Defaulting Lender and the stated commitment amounts and outstanding Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Revolving Credit Lenders (or any class thereof) or the Majority Lenders (or any class thereof), as the case may be, have taken or may take any action hereunder (including, without limitation, any action to approve any consent, waiver or amendment to this Agreement or the other Loan Documents); provided, however, that the foregoing shall not permit (A) an increase in such Defaulting Lender’s stated commitment amounts, (B) the waiver, forgiveness or reduction of the principal amount of any Obligations outstanding to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (C) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the loans or other extensions of credit or other obligations of the Borrower owing to such Defaulting Lender, in each case without such Defaulting Lender’s consent, (D) any other modification which under Section 13.02 requires the consent of all Lenders or Lender(s) affected thereby which affects the Defaulting Lender differently than the Non-Defaulting Lenders affected by such modification, other than a change to or waiver of the requirements of Section 5.01(b) which results in a reduction of the Defaulting Lender’s commitment or its share of the Obligations on a non pro-rata basis.

(iii)          To the extent and for so long as a Lender remains a Defaulting Lender and notwithstanding the provisions of Section 5.01(b) hereof, the Administrative Agent shall be entitled, without limitation, (A) to withhold or setoff and to apply in satisfaction of those obligations for payment (and any related interest) in respect of which the Defaulting Lender shall be delinquent or otherwise in default to the Administrative Agent or any Lender (or to hold as cash collateral for such delinquent obligations or any future defaults) the amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document, (B) if the amount of Loans made by such Defaulting Lender is less than its Applicable Revolving Credit Percentage or Term Loan Percentage, as the case may be, requires, apply payments of principal made by the Borrower amongst the Non-Defaulting Lenders on a pro rata basis until all outstanding Loans are held by all Lenders according to their respective Applicable Revolving Credit Percentages or Term Loan Percentages, as the case may be, and (C) to bring an action or other proceeding, in law or equity, against such Defaulting Lender in a court of competent jurisdiction to recover the delinquent amounts, and any related interest.  Performance by the Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section, except to the extent expressly set forth herein and in any event the Borrower shall not be required to pay any Facility Fee under Section 3.05(a) of this Agreement in respect of such Defaulting Lender’s Unfunded Portion for the period during which such Lender is a Defaulting Lender.  Furthermore, the rights and remedies of the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the other Lenders against a Defaulting Lender under this section shall be in addition to any other rights and remedies such parties may have against the Defaulting Lender under this Agreement or any of the other Loan Documents, applicable law or otherwise, and the Borrower waive no rights or remedies against any Defaulting Lender.

Section 5.04          Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

ARTICLE VI

INCREASED COSTS; REIMBURSEMENT OF PREPAYMENT COSTS; TAXES; LIBOR RATE AVAILABILITY

Section 6.01          Increased Costs.

(a)           Increased Cost of Advances Carried at the LIBOR Rate.  If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement (except any such reserve requirement reflected in the Adjusted LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurodollar Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurodollar Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Borrowing and the result of any of the foregoing matters is to increase the costs to any of the Lenders of maintaining any part of the Obligations hereunder as a Borrowing which bears interest at or by reference to the LIBOR Rate to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of a Borrowing which bears interest at or by reference to the LIBOR Rate, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within ten (10) Business Days after such notice, the Borrower agrees to pay to such Lender or Lenders such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that each Lender agrees to take any reasonable action, to the extent such action could be taken without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or reduction, within a reasonable time after becoming aware of the foregoing matters.  The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause the Borrower to incur additional liability under Section 6.03 hereof, provided that the Administrative Agent shall incur no liability whatsoever to Lenders or the Borrower in the event it fails to do so.  A certificate of the Administrative Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall accompany such demand and shall be conclusively presumed to be correct absent manifest error.  Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted or issued.

(b)           Capital Adequacy and Other Increased Costs.

(i)            If, after the Effective Date, the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Administrative Agent, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital or liquidity required to be maintained by such Lender or the Administrative Agent (or any corporation controlling such Lender or the Administrative Agent) and such Lender or the Administrative Agent, as the case may be, determines that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s or the Administrative Agent’s obligations or Borrowings hereunder and such increase has the effect of reducing the rate of return on such Lender’s or the Administrative Agent’s (or such controlling corporation’s) capital as a consequence of such obligations or Borrowings hereunder to a level below that which such Lender or the Administrative Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Administrative Agent to be material (collectively, “Increased Costs”), then the Administrative Agent or such Lender shall notify the Borrower, and thereafter the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or the Administrative Agent, additional amounts sufficient to compensate such Lender or the Administrative Agent (or such controlling corporation) for any increase in the amount of capital or liquidity and reduced rate of return which such Lender or the Administrative Agent reasonably determines to be allocable to the existence of such Lender’s or the Administrative Agent’s obligations or Borrowings hereunder.  A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or the Administrative Agent, as the case may be, shall be submitted by such Lender or by the Administrative Agent to the Borrower, reasonably promptly after becoming aware of any event described in this Section 6.01(b) and shall be conclusively presumed to be correct, absent manifest error.  Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted or issued.

(ii)           Notwithstanding the foregoing, however, the Borrower shall not be required to pay any increased costs under Sections 6.01(a), 6.01(b) or 2.07(d) for any period ending prior to the date that is 180 days prior to the making of a Lender’s initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Lender’s request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Lender becomes aware of the applicable change in law or other event resulting in such increased costs.

Section 6.02          Reimbursement of Prepayment Costs.  If (i) the Borrower makes any payment of principal with respect to any Eurodollar Borrowing or Quoted Rate Loan on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, pursuant to any mandatory provisions hereof, by acceleration, or otherwise); (ii) the Borrower converts or refunds (or attempts to convert or refund) any such Borrowing or Loan on any day other than the last day of the Interest Period applicable thereto (except as described in Section 2.08(e)); (iii) the Borrower fails to borrow, refund or convert any Eurodollar Borrowing or Quoted Rate Loan after notice has been given by the Borrower to the Administrative Agent in accordance with the terms hereof requesting such Borrowing or Loan; or (iv) or if the Borrower fails to make any payment of principal in respect of a Eurodollar Borrowing or Quoted Rate Loan when due, the Borrower shall reimburse the Administrative Agent for itself and/or on behalf of any Lender, as the case may be, within ten (10) Business Days of written demand therefor for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by the Administrative Agent and Lenders, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not the Administrative Agent and Lenders, as the case may be, shall have funded or committed to fund such Borrowing or Loan.  The amount payable hereunder by the Borrower to the Administrative Agent for itself and/or on behalf of any Lender, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Borrowing(s) or Loans(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by the Administrative Agent and the Lenders, as the case may be) which would have accrued to the Administrative Agent and the Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market.  Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Borrowing or Loan through the purchase of an underlying deposit in an amount equal to the amount of such Borrowing or Loan and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurodollar Borrowing or Quoted Rate Loan, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.

The Administrative Agent and the Lenders shall deliver to the Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

Section 6.03          Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the Borrower or such Guarantor shall make such deductions and the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrower.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 6.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 6.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Foreign Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)            FATCA.  If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g)           Treatment of Certain Refunds.  If the Administrative Agent, a Lender or the Issuing Bank determines, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 6.03, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 6.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).

Section 6.04          Mitigation Obligations; Designation of Different Lending Office.  If any Lender requests compensation under Section 6.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 6.01 or Section 6.03, as the case may be, in the future and would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 6.05          Replacement of Lenders.  If (a) any Lender requests compensation under Section 6.01, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.03, (c) any Lender is a Defaulting Lender, or (d) the Super Majority Revolving Credit Lenders provided their consent to increase or maintain the Borrowing Base pursuant to Section 2.06(c)(iii), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent (and, in the case of clause (d) above, within thirty (30) days of the effectiveness of the redetermination of the Borrowing Base pursuant to Section 2.06(d)), require, in the case of clauses (a) through (c) above, such Lender (and, in the case of clause (d) above, within thirty (30) days of the effectiveness of the redetermination of the Borrowing Base pursuant to Section 2.06(d)) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.04(a)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Reimbursement Obligations and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 6.01 or payments required to be made pursuant to Section 6.03, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender is a Secured Swap Party with any outstanding Secured Swap Agreement, unless on or prior thereto, all such Swap Agreements have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation.

Section 6.06          Circumstances Affecting LIBOR Rate Availability.  If the Administrative Agent or the Majority Lenders (after consultation with the Administrative Agent) shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered to the Administrative Agent or such Lenders at the applicable LIBOR Rate, then the Administrative Agent shall forthwith give notice thereof to the Borrower.  Thereafter, until Administrative Agent notifies Borrower that such circumstances no longer exist, (i) the obligation of the Lenders to make Loans which bear interest at or by reference to the LIBOR Rate, and the right of the Borrower to convert a Borrowing to or refund an Borrowing as a Borrowing which bear interest at or by reference to the LIBOR Rate shall be suspended, (ii) effective upon the last day of each Interest Period related to any existing Eurodollar Borrowing, each such Eurodollar Borrowing shall automatically be converted into a Borrowing which bears interest at or by reference to the Alternate Base Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein), and (iii) effective immediately following such notice, each Borrowing which bears interest at or by reference to the Daily Adjusting LIBOR Rate shall automatically be converted into Borrowing which bears interest at or by reference to the Alternate Base Rate without regard to the reference in the definition thereof to the Daily Adjusting LIBOR Rate (and without regard to the satisfaction of any conditions to conversion contained elsewhere herein).  In the event that this Section 6.06 applies to any Term Loan Borrowing, such Term Loan Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Credit Borrowings and shall be payable on the Interest Payment Dates applicable thereto.

Section 6.07          Laws Affecting LIBOR Rate Availability.  If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurodollar Lending Offices) to honor its obligations hereunder to make or maintain any Loan which bears interest at or by reference to the LIBOR Rate, such Lender shall forthwith give notice thereof to the Borrower and to the Administrative Agent.  Thereafter, (a) the obligations of the applicable Lenders to make Loans which bear interest at or by reference to the LIBOR Rate and the right of the Borrower to convert Borrowing into or refund a Borrowing as a Borrowing which bears interest at or by reference to the LIBOR Rate shall be suspended and thereafter only the Alternate Base Rate shall be available, and (b) if any of the Lenders may not lawfully continue to maintain a Borrowing which bears interest at or by reference to the LIBOR Rate, the applicable Borrowing shall immediately be converted to a Borrowing which bears interest at or by reference to the Alternate Base Rate.  For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.  In the event that this Section 6.07 applies to any Term Loan Borrowing, such Term Loan Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Credit Borrowings and shall be payable on the Interest Payment Dates applicable thereto.

Section 6.08          Eurodollar Lending Office.  For any Eurodollar Loan, if the Administrative Agent or a Lender, as applicable, shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of the Administrative Agent or such Lender, the Administrative Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Loan on the books of such Eurodollar Lending Office.

Section 6.09          Right of Lenders to Fund through Branches and Affiliates.  Each Lender (including without limitation the Swing Line Lender) may, if it so elects, fulfill its commitment as to any Borrowing hereunder by designating a branch or Affiliate of such Lender to make such Borrowing; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any increased costs to Borrower.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01          Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 13.02):

(a)           The Administrative Agent, the Arranger and the Lenders shall have received all commitment and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, to the extent invoiced on or prior to the Effective Date, the fees and expenses of Winstead PC, counsel to the Administrative Agent).

(b)           The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of the Borrower and each Guarantor each setting forth resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of the Borrower and each Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, the officers of the Borrower and each Guarantor who are authorized to sign the Loan Documents to which the Borrower and such Guarantor is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, specimen signatures of such authorized officers, and the limited liability company agreement, the articles or certificate of incorporation and bylaws or other applicable organizational documents of the Borrower and each Guarantor, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower and each Guarantor to the contrary.

(c)           The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower.

(d)           The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the Effective Date.

(e)           The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f)            The Administrative Agent shall have received duly executed Revolving Credit Notes payable to the order of each Revolving Credit Lender requesting a Revolving Credit Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof, a Swing Line Note payable to the order of the Swing Line Lender in a principal amount equal to the Swing Line Maximum Amount, and Term Loan Notes payable to the order of each Term Loan Lender requesting a Term Loan Note in a principal amount equal to its Term Loan Percentage of the Term Loan dated as of the date hereof.

(g)           The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit D.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Permitted Liens) on, among other things, at least 80% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.

(h)           The Administrative Agent shall have received an opinion of Thompson & Knight LLP, special counsel to the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

(i)            The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 8.12.

(j)            The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report and which are required to be Mortgaged Properties hereunder.

(k)           The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(l)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 8.03.

(m)          The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries for the State of Delaware and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Permitted Liens.

(n)           The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying:  that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents in all material respects and acquiring substantially all of the Properties contemplated by the Acquisition Documents; as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents; and such other related documents and information as the Administrative Agent shall have reasonably requested.

(o)           The Administrative Agent shall have received evidence satisfactory to it that all Liens on the Acquisition Properties (other than Permitted Liens) associated with any credit facilities and funded debt have been released or terminated, subject only to the filing of applicable terminations and releases.

(p)           The Administrative Agent shall have reviewed and be satisfied with the Borrower’s capital structure, financing plan and hedging strategy and shall have performed and be satisfied with such other due diligence regarding the Borrower and its Properties as the Administrative Agent may require.

(q)           The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.

(r)            No material litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Documents or the Transactions.

(s)            The Administrative Agent shall have received, with a signed counterpart for each Lender, a certificate of a Responsible Officer of the Borrower dated the Effective Date (or, if different, the date of the initial Loan hereunder), stating that to the best of his or her respective knowledge, (i) the conditions set forth in this Article VII have been satisfied to the extent required to be satisfied by the Borrower or the Subsidiaries and assuming that the Administrative Agent and the Lenders are satisfied with any items that are subject to their satisfaction; (ii) the representations and warranties made by the Borrower and the Subsidiaries in this Agreement or any of the other Loan

Documents, as applicable, are true and correct in all material respects; (iii) no Default or Event of Default shall have occurred and be continuing; (iv) since the date of formation of the Borrower, nothing has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect; and (v) there shall have been no material adverse change to the financial statements referred to in Section 8.04(a).

(t)            The Borrower shall have established its operating accounts with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(u)           The Administrative Agent shall have received evidence that not less than fifty percent (50%) of the anticipated projected production of crude oil and natural gas on a barrel of oil equivalent basis from proved, developed, producing Oil and Gas Properties for each month during the period from the Effective Date through calendar year 2015 is subject to Swap Agreements in respect of commodities with an Approved Counterparty.

(v)           The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 7.02          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding, but excluding a Revolving Credit Borrowing to refund, continue or convert any outstanding Revolving Credit Borrowing or interest elections made in connection with the Term Loan), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)           The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

(c)           The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement.

(d)           The receipt by the Administrative Agent of a Revolving Credit Borrowing Request in accordance with Section 2.03, a request for a Letter of Credit in accordance with Section 2.07(b) or a Term Loan Rate Request in accordance with Section 4.04, as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 7.02(a) through (c).

Section 7.03          Additional Conditions to Credit Events.  In addition to the conditions precedent set forth in Section 7.02, so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the Letter of Credit Obligations will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or the Borrower will Cash Collateralize the Letter of Credit Obligations in accordance with Sections 2.07(b)(vii) and 2.07(f)(ix).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 8.01          Organization; Powers.  Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 8.02          Authority; Enforceability.  The Transactions are within the Borrower’s and each Guarantor’s corporate, limited liability company, or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership action and, if required, action by any holders of its Equity Interests (including, without limitation, any action required to be taken by any class of directors, managers or supervisors, whether interested or disinterested, as applicable, of the Borrower or any other Person, in order to ensure the due authorization of the Transactions).  Each Loan Document and Acquisition Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 8.03          Approvals; No Conflicts.  The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required by this Agreement and those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect.

Section 8.04          Financial Condition; No Material Adverse Change.

(a)           The Borrower has heretofore furnished to the Lenders a pro forma unaudited balance sheet of the Borrower as of Effective Date, after giving effect to the Acquisition, the effectiveness of this Agreement and the initial funding hereunder, certified to by its principal Financial Officer.  The financial statements described above present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited pro forma balance sheet.  The financial statements described above have been prepared in good faith based upon reasonable assumptions.

(b)           Since the date of formation of the Borrower, there has been no event, development or circumstance that has had a Material Adverse Effect.

(c)           Except as listed on Schedule 8.04(c), neither the Borrower nor any Subsidiary has on the date hereof after giving effect to the Transactions, any Debt (including Disqualified Capital Stock) or any material off-balance sheet liabilities or partnership liabilities, material liabilities for past due taxes, or any unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements, and the other written information provided by Borrower to Administrative Agent and the Lenders prior to the date hereof.

Section 8.05          Litigation.  Except as set forth on Schedule 8.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or involving the Acquisition not fully covered by insurance (except for normal deductibles) as to which there is a reasonable probability of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, that involve any Loan Document, any Acquisition Document or the Transactions or that could impair the consummation of the Acquisition on the time and in the manner contemplated by the Acquisition Documents.

Section 8.06          Environmental Matters.  Except for such matters as set forth on Schedule 8.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)           the Borrower and the Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b)           the Borrower and the Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or the Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;

(c)           there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to Borrower’s knowledge, threatened against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties;

(d)           none of the Properties of the Borrower or any Subsidiary contain or have contained any:  underground storage tanks; asbestos-containing materials; landfills or dumps; hazardous waste management units as defined pursuant to RCRA or any comparable state law; or sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)           there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)            neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Subsidiary’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;

(g)           there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and

(h)           the Borrower has made available to the Administrative Agent complete and correct copies of all environmental site assessment reports, and studies on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in the Borrower’s possession or control and relating to the Borrower’s or any Subsidiary’s Properties or operations thereon.

Section 8.07          Compliance with the Laws and Agreements; No Defaults.

(a)           Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

(c)           No Default has occurred and is continuing.

Section 8.08          Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 8.09          Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all federal income Tax returns and reports, and all other material Tax returns and reports, required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 8.10          ERISA.  Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)           The Borrower, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)           Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c)           No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or breach of fiduciary duty liability damages under section 409 of ERISA.

(d)           Full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)           Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, with respect to which its sponsorship of, maintenance of or contribution to may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability other than for benefits due as of, or claims incurred prior to, the effective date of such termination.

Section 8.11          Disclosure; No Material Misstatements.  The certificates, written statements and reports, and other written information, taken as a whole, furnished by or on behalf of the Borrower or any Guarantor to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that (a) to the extent any such certificate, statement, report, or information was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such certificate, statement, report, or information (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will be realized) and (b) as to statements, information and reports supplied by third parties after the Effective Date, the Borrower represents only that it is not aware of any material misstatement or omission therein.  There are no statements or conclusions in any Reserve Report which are based upon or include material misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and its Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 8.12          Insurance.  The Borrower has, and has caused all of its Subsidiaries to have, all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries.  The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 8.13          Restriction on Liens.  Neither the Borrower nor any Subsidiary is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Debt and the Loan Documents, or restricts any Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any Subsidiary, or restricts any Subsidiary from making loans or advances to the Borrower or any Subsidiary, or which requires the consent of other Persons in connection therewith, except, in each case, for such encumbrances or restrictions permitted under Section 10.15.

Section 8.14          Subsidiaries.  Except as set forth on Schedule 8.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 8.14, the Borrower has no Subsidiaries.  The Borrower has no Foreign Subsidiaries.

Section 8.15          Location of Business and Offices.  The correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers of the Borrower and its Subsidiaries are set forth on Schedule 1.3 hereto (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 9.01(j) in accordance with Section 13.01).

Section 8.16          Properties; Titles, Etc.

(a)           Each of the Borrower and the Subsidiaries has good and defensible title to their respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case, free and clear of all Liens except Permitted Liens.  The Borrower or the Subsidiaries own in all material respects the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower and the Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s and the Subsidiaries net revenue interest in such Property.

(b)           All leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)           The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as their business has been conducted prior to the date hereof.

(d)           All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)           The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same.

Section 8.17          Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have in all material respects, been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries.

Section 8.18          Gas Imbalances, Prepayments.  On a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding five percent (5%) of the annual production of gas of the Borrower and its Subsidiaries for the most recent calendar year (on an mcf basis) in the aggregate.

Section 8.19          Marketing of Production.  Except for contracts listed and in effect on the date hereof on Schedule 8.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, no material agreements exist which are not cancelable on 90 days notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that pertain to the sale of production at a fixed price and have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 8.20          Swap Agreements.  Schedule 8.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 9.01(f), as of the date of (or as of the date(s) otherwise set forth in) such report, sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 8.21          Use of Loans and Letters of Credit.  The proceeds of the Loans and the Letters of Credit shall be used for all or any portion of the cash consideration for the Acquisition, for working capital, for lease acquisitions, for exploration and production operations, for development (including the drilling and completion of producing wells) and for general business purposes, including transaction fees and expenses in connection with the Acquisition.  The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 8.22          Solvency.  After giving effect to the transactions contemplated hereby, the aggregate assets (after giving effect to amounts that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, each of the Borrower and the Guarantors have not incurred and do not intend to incur, and do not believe that it has incurred, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash it reasonably expects could be received and the amounts that it reasonably expects could be payable on or in respect of its liabilities, and giving effect to amounts that that could reasonably be expected to be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and each of the Borrower and the Guarantors do not have (and do not have reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 8.23          Acquisition.  The copies of the Acquisition Documents previously delivered by the Borrower to the Administrative Agent are true, accurate and complete and have not been amended or modified in any manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent.  No party to any Acquisition Document is in default in respect of any term or obligation thereunder.

Section 8.24          Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b)  to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any

capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE IX

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all Reimbursement Obligations shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 9.01          Financial Statements; Ratings Change; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)           Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of the Borrower commencing with the fiscal year ended December 31, 2013, its audited consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Hein & Associates or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)           Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each fiscal quarter of each fiscal year of the Borrower (including, for the avoidance of doubt, the last fiscal quarter of each fiscal year of the Borrower) commencing with the fiscal quarter ended September 30, 2013, its consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)           Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 9.01(a) or Section 9.01(b), a compliance certificate of a Financial Officer in substantially the form of Exhibit C hereto certifying the Borrowing Base Utilization Percentage as of the date thereof and as to whether a Default then exists and, if a Default then exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, setting forth reasonably detailed calculations demonstrating compliance with Section 10.01, and stating whether any change in the application of GAAP to the Borrower’s financial statements has been made since the preparation of the Borrower’s audited annual financial statements most recently delivered under Section 9.01(a) (or, if no such audited financial statements have yet been delivered, since the preparation of the Financial Statements) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)           Annual Budget.  On or before February 1 of each fiscal year of the Borrower, a report, in a form satisfactory to the Administrative Agent, prepared by or on behalf of the Borrower detailing on a monthly basis for such fiscal year the projected production of Hydrocarbons by the Borrower and the Subsidiaries and the assumptions used in calculating such projections, an annual operating budget for the Borrower and the Subsidiaries for such fiscal year, the projected capital expenditures to be incurred by the Borrower and the Subsidiaries for such fiscal year, with a breakdown of those capital expenditures to be used for the development of proved undeveloped reserves in the Oil and Gas Properties of the Borrower and the Subsidiaries, and the assumptions used in calculating such projections, and such other information as may be reasonably requested by the Administrative Agent.

(e)           Certificate of Accounting Firm — Defaults.  Concurrently with any delivery of financial statements under Section 9.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

(f)            Certificate of Financial Officer — Swap Agreements.  Concurrently with any delivery of financial statements under Section 9.01(a) and Section 9.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 8.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(g)           Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of financial statements under Section 9.01(a), one or more certificates of insurance coverage from the Borrower’s insurance broker or insurers with respect to the insurance required by Section 9.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, copies of the applicable policies.

(h)           SEC and Other Filings; Reports to Shareholders.  After the occurrence of an Initial Public Offering, then promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower (or, if applicable, the IPO Parent) with the SEC, or with any national securities exchange, or distributed by the Borrower (or, if applicable, the IPO Parent) to its shareholders generally, as the case may be. Further, if the Initial Public Offering is of an IPO Parent, the references to the consolidated financial statements required to be provided pursuant to Section 9.01(a) and (b) shall be deemed to refer to the corresponding consolidated financial statements of the IPO Parent.

(i)            Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to Material Indebtedness, and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 9.01.

(j)            Information Regarding Borrower and Guarantors.  Prompt written notice (and in any event within thirty (30) days prior thereto) of any change in the Borrower or any Guarantor’s corporate name, in the location of the Borrower or any Guarantor’s chief executive office, in the Borrower or any Guarantor’s identity or corporate, limited liability or partnership structure or in the jurisdiction in which such Person is incorporated or formed, in the Borrower or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and in the Borrower or any Guarantor’s federal taxpayer identification number.

(k)           Production Report and Lease Operating Statements.  Within 60 days after the end of each fiscal quarter commencing with the fiscal quarter ended September 30, 2013, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the drilling and operations for each such calendar month.

(l)            Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate of formation, limited liability company agreement, articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Subsidiary.

(m)          Notices Relating to Acquisition.  In the event that after the Effective Date:  the Borrower is required or elects to purchase any of the Acquisition Properties which had been excluded from, or return any of the Acquisition Properties which had been included in, the Acquisition Properties in accordance with the terms of the Acquisition Documents, the Borrower is required to honor any preferential purchase right in respect of any Acquisition Property which has not been waived, any matter being disputed in accordance with the terms of the Acquisition Documents is resolved or the Borrower and the seller(s) calculate and agree upon the “closing adjustment statement” or “post-closing adjustment statement” as contemplated by the Acquisition Documents, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances.

(n)           Other Requested Information.  Promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 9.02          Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 9.03          Existence; Conduct of Business.  The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.10.

Section 9.04          Payment of Obligations.  The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with

GAAP and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Subsidiary.

Section 9.05          Performance of Obligations under Loan Documents.  The Borrower will pay the Loans in accordance with the terms hereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 9.06          Operation and Maintenance of Properties.  The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)           operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and depletion excepted) all of its Oil and Gas Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)           promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(d)           promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)           to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 9.06.

Section 9.07          Insurance.  The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The Administrative Agent and the Lenders shall be named as additional insureds in respect of such liability insurance policies, and the Administrative Agent shall be named as loss payee with respect to Property loss insurance covering Collateral and such policies shall provide that the Administrative Agent shall receive 30 days’ notice of cancellation or non-renewal.

Section 9.08          Books and Records; Inspection Rights.  The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or Majority Lenders, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as reasonably requested and at the sole expense of the Borrower.

Section 9.09          Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 9.10          Environmental Matters.

(a)           The Borrower shall at its sole expense:  comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could reasonably be expected to have a Material Adverse Effect; not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any

Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to cause the Borrower or its Subsidiaries to owe material damages or compensation; and establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 9.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)           If the Borrower or any Subsidiary receives written notice of any action or, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or its Subsidiaries or their Properties, in each case in connection with any Environmental Laws, the Borrower will within fifteen days after any Responsible Officer learns thereof give written notice of the same to Administrative Agent if Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $5,000,000, not fully covered by insurance, subject to normal deductibles.

(c)           The Borrower will, and will cause each Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders (no more than once per year in the absence of any Event of Default or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties.

Section 9.11          Further Assurances.

(a)           The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)           The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 9.12          Reserve Reports.

(a)           On or before March 31 and September 30 of each year, commencing March 31, 2014, the Borrower shall furnish to the Administrative Agent and the Revolving Credit Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding December 31 or June 30, respectively; and the Reserve Report as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers, and the June 30 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(b)           In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Revolving Credit Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.06(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)           With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Revolving Credit Lenders a certificate from a Responsible Officer certifying that in all material respects that except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all such Oil and Gas Properties sold and attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represents in compliance with Section 9.14(a).

Section 9.13          Title Information.  On or before the delivery to the Administrative Agent and the Revolving Credit Lenders of each Reserve Report required by Section 9.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report and which are required to be Mortgaged Properties hereunder.

Section 9.14          Additional Collateral; Additional Guarantors.

(a)           In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 9.12(c)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least 80% of such total value as determined by the Administrative Agent, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days after delivery of the certificate required under Section 9.12(c), to the Administrative Agent as security for the Obligations Security Instruments covering additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 9.14(b).

(b)           The Borrower shall promptly cause each Domestic Subsidiary to guarantee the Obligations pursuant to the Guaranty Agreement.  In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, promptly, but in any event no later than 15 days after the formation or acquisition (or other similar event) of such Subsidiary to, execute and deliver a supplement to the Guaranty Agreement executed by such Subsidiary, a supplement executed by such Subsidiary to the Security Agreement executed by the Borrower on the Effective Date, a pledge all of the Equity Interests of such Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 9.15          ERISA Compliance.  The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent promptly after request therefor by the Administrative Agent, copies of each annual and other report with respect to each Plan or any trust created thereunder, and promptly upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code for which no exception exists or is available by statute, regulation, administrative exemption, or otherwise, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 9.16          Marketing Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 9.17          NPI Reports.  Within fifteen (15) days after the end of each month, the Borrower will furnish to Administrative Agent an NPI Report in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE X

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all Reimbursement Obligations shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 10.01       Financial Covenants.

(a)           Working Capital Ratio.  Commencing September 30, 2013, the Borrower will not permit, as of the last day of any fiscal quarter, the ratio of (i) the current assets of the Borrower and its consolidated Subsidiaries to (ii) the current liabilities of the Borrower and its consolidated Subsidiaries, to be less 1.0 to 1.0.  For purposes of this calculation, (A) “current assets” shall include, as of the date of calculation, the unused amount of the total Commitments but shall exclude, as of the date of calculation, (1) any cash that is subject to restriction and (2) any non-cash assets resulting from the requirements of ASC 815, and (B) “current liabilities” shall exclude, as of the date of calculation, (1) the current portion of long-term Debt existing under this Agreement and (2) any non-cash liabilities resulting from the requirements of ASC 815.

(b)           Leverage Ratio.  Commencing September 30, 2013, the Borrower will not permit, as of the last day of any fiscal quarter, the ratio of (i) the consolidated Total Debt of the Borrower as of such time to (ii) the consolidated EBITDAX of the Borrower for the four fiscal quarters then ended, to be greater than 4.0 to 1.0, provided, however, for the calculation herein, EBITDAX shall be reduced in an amount equal to the actual amount of Consolidated Net Income of the Borrower payable in accordance with the NPI Conveyance Agreements during such period.

(c)           Minimum Interest Coverage.  Commencing September 30, 2013, the Borrower will not permit the ratio of (i) the consolidated EBITDAX of the Borrower to (ii) the consolidated interest expense of the Borrower to be less than 3.0 to 1.0 for any four fiscal quarters period.

Section 10.02       Debt.  The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)           the Notes or other Obligations arising under the Loan Documents, or Cash Management Agreements or the Secured Swap Agreements;

(b)           Debt under Capital Leases or that constitutes Purchase Money Indebtedness; provided that the aggregate principal amount of all Debt described in this Section 10.02(b) at any one time outstanding shall not to exceed $5,000,000 in the aggregate;

(c)           intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries; and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Obligations on terms set forth in the Guaranty Agreement;

(d)           Debt constituting a guaranty by Borrower or any Subsidiary of Debt permitted to be incurred under this Section 10.02;

(e)           other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding; and

(f)            Debt arising under Swap Agreements in compliance with Section 10.16.

Section 10.03       Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)           Liens securing the payment of any Obligations;

(b)           Excepted Liens;

(c)           Liens securing Capital Leases and Purchase Money Indebtedness permitted by Section 10.02(c) but only on the Property under lease or the Property purchased with such Purchase Money Indebtedness;

(d)           Liens securing the rights of ACTOIL, LLC pursuant to the NPI Conveyance Agreements but only on the Property and in the amounts granted under such agreements; and

(e)           Liens on Property not constituting Hydrocarbon Interests and not otherwise permitted by the foregoing clauses of this Section 10.03; provided that the aggregate principal or face amount of all Debt secured by such Liens pursuant to this Section 10.03(e), and the fair market value of the Properties subject to such Liens (determined as of the date such Liens are incurred), shall not exceed $3,000,000 in the aggregate at any time.

Section 10.04       Restricted Payments.  Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly (collectively in this section, “make”), any Restricted Payment except:

(a)           any Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary, and the Borrower may make Restricted Payments to any Subsidiary;

(b)           the Borrower may make Restricted Payments with respect to its Equity Interests payable solely in additional membership interests or shares of its Equity Interests (other than Disqualified Capital Stock);

(c)           any Subsidiary may make Restricted Payments to its owners, ratably with respect to the Equity Interests issued by such Subsidiary;

(d)           the Borrower may pay Permitted Tax Distributions to the owners of its Equity Interests;

(e)           provided that no Event of Default has occurred, is continuing or would result therefrom, the Borrower may declare and pay management fees and director’s fees payable pursuant to the Advisory Services, Reimbursement and Indemnification Agreement dated October 18, 2010 by and between Borrower and PO II in an amount not to exceed $300,000 in any calendar year; and

(f)            the Borrower may pay one-time Restricted Payments to the holders of its Equity Interests in an aggregate amount not to exceed 35% of the then effective Borrowing Base, provided that (i) no Default or Event of Default has occurred, is continuing or would result therefrom and (ii) the Borrowing Base Utilization Percentage is no greater than 80% after giving effect to such Restricted Payments; provided, however, prior to making such Restricted Payments, arrangements reasonably satisfactory to the Administrative Agent shall have been made with such holder(s) for new capital contributions to the Borrower the funding of which would be contingent upon the Initial Public Offering not occurring within fifty (50) days after the payment of such Restricted Payments, such contingent capital contributions to be in an aggregate amount equal to the amount of the prepayment required under Section 3.04(c)(vi), which arrangements may include the deposit of an amount equal to such contingent capital contribution into a segregated account(s) of such holder(s) maintained at the Administrative Agent.

Section 10.05       Investments, Loans and Advances.  The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)           the Acquisition, and other Investments reflected in the Financial Statements or disclosed to the Lenders in Schedule 10.05;

(b)           accounts receivable arising in the ordinary course of business;

(c)           direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)           commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(e)           demand deposits, and time deposits maturing within one year from the date of creation thereof, with, or issued by any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f)            deposits in money market funds investing exclusively in Investments described in Section 10.05(c), Section 10.05(d) or Section 10.05(e);

(g)           Investments made by the Borrower in or to any Subsidiary or made by any Subsidiary in or to the Borrower or any Subsidiary;

(h)           subject to the limits in Section 10.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Subsidiary with others in the ordinary course of business; provided that any such venture is engaged principally in oil and gas exploration, development, production, processing and related activities, including gathering, processing and transportation, and such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $5,000,000;

(i)            Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 10.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such obligations or upon the enforcement of such obligations or of any Lien securing such obligations; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 10.05(i) exceeds $5,000,000;

(j)            Investments constituting Debt permitted under Section 10.02; and

(k)           other Investments not to exceed $5,000,000 in the aggregate at any time.

Section 10.06       Nature of Business; International Operations.  The Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

Section 10.07       Proceeds of Notes.  The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 8.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 10.08       ERISA Compliance.  The Borrower will not, and will not permit any Subsidiary to, at any time:

(a)           engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code where such penalty or tax could reasonably be expected to have a Material Adverse Effect.

(b)           fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto where such penalty or tax could reasonably be expected to have a Material Adverse Effect.

(c)           contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability other than for benefits due as of, or claims incurred prior to, the effective date of such termination, or any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 10.09       Sale or Discount of Receivables.  Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable to any Person other than Borrower or any Guarantor.

Section 10.10       Mergers, Etc.  The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that, so long as no Default has occurred and is then continuing, any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the survivor) or any other Subsidiary.

Section 10.11       Sale of Properties.  The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer (collectively in this section, “Transfer”) any Oil and Gas Property or any interest in Hydrocarbons produced or to be produced therefrom or any Equity Interest in any Subsidiary that owns any Oil and Gas Property, commodity Swap Agreement or any interest in Hydrocarbons produced or to be produced therefrom (in this section, an “E&P Subsidiary”) or unwind or terminate any commodity Swap Agreements, except for:

(a)           the sale of Hydrocarbons in the ordinary course of business;

(b)           farmouts of undeveloped acreage and assignments in connection with such farmouts;

(c)           the Transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use;

(d)           Transfers of Oil and Gas Properties to which no proved reserves of oil or natural gas are attributed;

(e)           Transfers of Oil and Gas Properties to which proved reserves of oil or gas are attributed, provided that at least 80% of the consideration received in respect of such sale or other disposition shall be cash or the assumption of liabilities related to such Oil and Gas Properties;

(f)            Transfers of all (but not less than all) of the Equity Interests collectively owned by the Borrower and its Subsidiaries in any E&P Subsidiary;

(g)           the unwinding or termination of commodity Swap Agreements; and

(h)           other Transfers of Property not permitted by the preceding clauses (a) through (g) having a fair market value not to exceed $5,000,000 in any fiscal year of the Borrower.

To the extent that, during any period between two successive Scheduled Redetermination Dates, Oil and Gas Properties and commodity Swap Agreements with an aggregate Borrowing Base value in excess of five percent (5%) of the Borrowing Base value of all Oil and Gas Properties included in the Borrowing Base of the Borrower and its Subsidiaries (as determined by the Administrative Agent), are Transferred or unwound or terminated, as applicable, by the Borrower and its Subsidiaries pursuant to the preceding subsection (e), subsection (f) and/or subsection (g), then the Borrowing Base will be reduced, effective immediately, by the Borrowing Base values in excess of such five percent threshold.  For the purposes of the preceding sentence, the Transfer of an E&P Subsidiary owning such Oil and Gas Properties and/or commodity Swap Agreements pursuant to the preceding subsection (f) shall be deemed the Transfer of the Oil and Gas Properties and the unwinding or termination of the commodity Swap Agreements owned by such E&P Subsidiary.

Section 10.12       Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Borrower and its Subsidiaries) unless such transactions are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.  The restrictions set forth in this Section 10.12 shall not apply to (a) the execution, delivery and performance of that certain Advisory Services, Reimbursement and Indemnification Agreement dated October 18, 2010, by and between the Borrower and NGP IX, (b) compensation to individuals who are officers, managers and directors of the Borrower and its Subsidiaries, provided such compensation is approved by its board of managers and further provided that no non-employee director shall be paid directors’ fees or other compensation (except for expense reimbursements) in excess of $10,000 in any fiscal year, and (c) payments thereunder made pursuant to Section 10.04 or otherwise expressly permitted under this Agreement.

Section 10.13       Subsidiaries.  The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 9.14(b).  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except (a) to the Borrower or another Subsidiary or (b) in compliance with Section 10.11(f).  Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries.

Section 10.14       Negative Pledge Agreements; Dividend Restrictions.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract,

agreement or understanding (other than this Agreement, the Security Instruments, agreements with respect to Purchase Money Indebtedness or Capital Leases secured by Liens permitted by Section 10.03(b), but then only with respect to the Property that is the subject of such Capital Lease or Purchase Money Indebtedness, and documents creating Liens which are described in clause (d), (f), (h) or (i) of the definition of “Excepted Liens”, but then only with respect to the Property that is the subject of the applicable lease, document or license described in such clause (d), (f), (h) or (i)) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent for the benefit of the Lenders, or restricts any Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Borrower or any other Subsidiary.

Section 10.15                      Gas Imbalances.  The Borrower will not, and will not permit any Subsidiary to, allow gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed five percent (5%) of the annual production of gas of the Borrower and its Subsidiaries for the most recent calendar year, each on an mcf equivalent basis in the aggregate.

Section 10.16                      Swap Agreements.  The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities with an Approved Counterparty fixing a price for a term of not more than sixty months and the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than put or floor options as to which an upfront premium has been paid or basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (i) eighty-five percent (85%) of the reasonably anticipated projected production from Oil and Gas Properties for each month during the first thirty-six month period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately or (ii) sixty-five percent (65%) of the reasonably anticipated projected production from Oil and Gas Properties for each month during the succeeding twenty-four month period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect) do not exceed eighty-five percent (85%) of the then outstanding principal amount of the Borrower’s Debt for borrowed money.  In no event shall any Swap Agreement, other than a master Swap Agreement pursuant to which the Borrower executes only put or floor options as to which an upfront premium has been paid, contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement other than the benefit of the Security Instruments as contemplated herein.

Section 10.17                      Acquisition Documents.  The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or supplement any of the Acquisition Documents.

ARTICLE XI

EVENTS OF DEFAULT; REMEDIES

Section 11.01                      Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)                                 the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 11.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made.

(d)                                 the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 9.02, Section 9.03(a), Section 9.07, Section 9.14, or Article X.

(e)                                  the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), Section 11.01(b) or Section 11.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) a Responsible Officer of the Borrower or any Subsidiary having knowledge of such default or (ii) notice thereof from the Administrative Agent to the Borrower.

(f)                                   the Borrower or any Subsidiary shall fail to make any payment of principal or interest on any Material Indebtedness, when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable period of grace.

(g)                                  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof.

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)                                     the Borrower or any Subsidiary shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 11.01(h), apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, file an answer admitting the material allegations of a petition filed against it in any such proceeding, make a general assignment for the benefit of creditors or take any action for the purpose of effecting any of the foregoing.

(j)                                    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of the greater of (a) $5,000,000 and (b) a dollar amount equal to five percent (5%) of the then effective Borrowing Base (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment.

(l)                                     the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create valid and perfected Liens of the priority required thereby on the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement or the Security Instruments, or the Borrower or any Subsidiary shall so state in writing.

(m)                             a Change in Control shall occur.

Section 11.02                      Remedies.

(a)                                 In the case of an Event of Default other than one described in Section 11.01(h) or Section 11.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  terminate the Commitments, and thereupon the Commitments shall terminate immediately, and declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the Letter of Credit Obligations in an amount equal to the greater of (x) 105% of the amount of such Letter of Credit Obligations and (y) 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 11.01(h), Section 11.01(i) or Section 11.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the Letter of Credit Obligations in an amount equal to the greater of (x) 105% of the amount of such Letter of Credit Obligations and (y) 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)                                 In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)                                  All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)                                     first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)                                  second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders as permitted hereunder;

(iii)                               third, pro rata to payment of accrued interest on the Revolving Credit Loans and Swing Line Loans;

(iv)                              fourth, pro rata to payment of principal outstanding on the Revolving Credit Loans and Swing Line Loans and to serve as cash collateral to secure outstanding Letter of Credit Obligations and Obligations under Secured Swap Agreements then due and owing to Secured Swap Parties;

(v)                                 fifth, pro rata to payment of liabilities to any Cash Management Bank arising in connection with Secured Cash Management Agreements;

(vi)                              sixth, pro rata to the payment of accrued interest on the Term Loan;

(vii)                           seventh, pro rata to the payment of principal outstanding on the Term Loan;

(viii)                        eighth, pro rata to any other Obligations;

(ix)                              ninth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to the Obligations otherwise set forth above in this Section

ARTICLE XII

THE AGENTS

Section 12.01                      Appointment of Administrative Agent.  Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes Administrative Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents.  In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any if its Subsidiaries.

Section 12.02                      Deposit Account with Administrative Agent or any Lender.  Borrower authorizes Administrative Agent and each Lender, in Administrative Agent’s or such Lender’s sole discretion, upon notice to Borrower to charge its general deposit account(s), if any, maintained with Administrative Agent or such Lender for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

Section 12.03                      Scope of Administrative Agent’s Duties.  Administrative Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or by the arranging and other services provided by the Administrative Agent, Syndication Agent, Documentation Agent, Lead Arranger or Sole Bookrunner or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against Administrative Agent).  None of Administrative Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Required (or all of Lenders for those acts requiring consent of all of Lenders) (except for its or their own willful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Borrower or any of its Subsidiaries or any Affiliate thereof, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Borrower and its Subsidiaries of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Loan or the issuance of any Letter of Credit.  Administrative Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person.  Administrative Agent may treat the payee of any Note as the holder thereof.  Administrative Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 12.04                      Successor Administrative Agent.  Administrative Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrower and each of Lenders.  If Administrative Agent at any time shall resign or if the office of Administrative Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument, appoint successor agent(s) (“Successor Administrative Agent”) satisfactory to such Majority Lenders and, so long as no Default or Event of Default has occurred and is continuing, to Borrower (which approval shall not be unreasonably withheld or delayed); provided, however that any such Successor Administrative Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000.  Such Successor Administrative Agent shall thereupon become Administrative Agent hereunder, as applicable, and Administrative Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Administrative Agent may reasonably request.  If a Successor

Administrative Agent is not so appointed or does not accept such appointment before the resigning Administrative Agent’s resignation becomes effective, the resigning Administrative Agent may appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, Borrower, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning Administrative Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning Administrative Agent hereunder until such appointment by the Majority Lenders and, if applicable, Borrower, is made and accepted.  Such Successor Administrative Agent shall succeed to all of the rights and obligations of the resigning Administrative Agent as if originally named.  The resigning Administrative Agent shall duly assign, transfer and deliver to such Successor Administrative Agent all moneys at the time held by the resigning Administrative Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder.  Upon such succession of any such Successor Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations, in its capacity as Administrative Agent hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Article XII shall continue in effect for the benefit of the resigning Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Section 12.05                      Credit Decisions.  Each Lender acknowledges that it has, independently of Administrative Agent and each other Lender and based on the financial statements of Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time.  Each Lender also acknowledges that it will, independently of Administrative Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

Section 12.06                      Authority of Administrative Agent to Enforce This Agreement.  Each Lender, subject to the terms and conditions of this Agreement, grants Administrative Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Obligations outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of Lenders allowed in any proceeding relative to the Borrower or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Administrative Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

Section 12.07                      Indemnification of Administrative Agent.  Lenders agree (which agreement shall survive the expiration or termination of this Agreement) to indemnify Administrative Agent and its Affiliates (to the extent not reimbursed by Borrower, but without limiting any obligation of Borrower to make such reimbursement), ratably according to their respective Weighted Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of house and outside counsel) which may be imposed on, incurred by, or asserted against Administrative Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by Administrative Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from Administrative Agent’s or its Affiliate’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of house and outside counsel) incurred by Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that Administrative Agent and its Affiliates are not reimbursed for such expenses by Borrower, but without limiting the obligation of Borrower to make such reimbursement.  Each Lender agrees to reimburse Administrative Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to Administrative Agent and its Affiliates by Lenders pursuant to this Section, provided that, if Administrative Agent or its Affiliates are subsequently reimbursed by Borrower for such amounts, they shall refund to Lenders on a pro rata basis the amount of any excess reimbursement.  If the indemnity furnished to Administrative Agent and its Affiliates under this Section shall become impaired as determined in Administrative Agent’s reasonable judgment or Administrative Agent shall elect in its sole discretion to have such indemnity confirmed by Lenders (as to specific matters or otherwise), Administrative Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, Administrative Agent may cease, or not commence, to take any action.  Any amounts paid by Lenders hereunder to Administrative Agent or its Affiliates shall be deemed to constitute part of the Obligations hereunder.

Section 12.08                      Knowledge of Default.  It is expressly understood and agreed that Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of Administrative Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a “notice of default”.  Upon receiving such a notice, Administrative Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so).  Administrative Agent shall also furnish Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by Borrower hereunder.

Section 12.09                      Administrative Agent’s Authorization; Action by Lenders.  Except as otherwise expressly provided herein, whenever Administrative Agent is authorized and empowered hereunder on behalf of Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), Administrative Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders, any other specified applicable Revolving Credit Percentage or Term Loan Percentage of Lenders or all Lenders, as applicable hereunder.  Action that may be taken by the Majority Lenders, any other specified Applicable Revolving Credit Percentage or Term Loan Percentage of Lenders or all of Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote of the requisite percentages of Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that Administrative Agent exercises good faith, diligent efforts to give all of Lenders reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of Lenders as required hereunder, provided that all of Lenders are given reasonable advance notice of the requests for such consent.

Section 12.10                      Enforcement Actions by Administrative Agent.  Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Administrative Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders, any other specified Applicable Revolving Credit Percentage or Term Loan Percentage of Lenders or all of Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that Administrative Agent shall not be required to act or omit to act if, in the reasonable judgment of Administrative Agent, such action or omission may expose Administrative Agent to personal liability for which Administrative Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law.  Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than Administrative Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Loan Documents.

Section 12.11                      Collateral Matters.

(a)                                 Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Security Instruments which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b)                                 Lenders irrevocably authorize Administrative Agent, in its reasonable discretion, (1) to release or terminate any Lien granted to or held by Administrative Agent upon any Collateral (a) upon termination of the Aggregate Maximum Credit Amount and payment in full of all Obligations payable under this Agreement and under any other Loan Document; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) constituting property in which the Borrower or any of its Subsidiaries owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all Lenders, as the case may be, as provided in Section 13.02; (2) to subordinate the Lien granted to or held by Administrative Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 10.03(c)

and (d) hereof; and (3) if all of the Equity Interests held by the Borrower or any of its Subsidiaries in any Person are sold or otherwise transferred to any transferee other than Borrower or a Subsidiary of Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty Agreement).  Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11(b).

Section 12.12                      Agents in their Individual Capacities.  Comerica Bank and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not Administrative Agent, Syndication Agent or Documentation Agent.  Comerica Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Subsidiaries as if such Lender were not acting as Administrative Agent, Syndication Agent or Documentation Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to Lenders.

Section 12.13                      Administrative Agent’s Fees.  Until the Obligations have been repaid and discharged in full and no commitment to extend any credit hereunder is outstanding, Borrower shall pay to Administrative Agent, as applicable, any agency or other fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein.  Subject to Section 13.12, the agency fees referred to in this Section 12.13 shall not be refundable under any circumstances.

Section 12.14                      Documentation Agent or other Titles.  Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of Administrative Agent in any assignment agreement as Lead Arranger, Documentation Agent, Syndications Agent, Bookrunner or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such.  Without limiting the foregoing, Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title.  Each Lender acknowledges that it has not relied, and will not rely, on Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 12.15                      No Reliance on Administrative Agent’s Customer Identification Program.

(a)                                 Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrower or any of its Subsidiaries, any of their respective Affiliates or agents, the

Loan Documents or the transactions hereunder:  (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.

(b)                                 Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations:  (x) within 10 days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act.

ARTICLE XIII

MISCELLANEOUS

Section 13.01                      Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 13.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the addresses set forth on Schedule 13.01, and, if to any Lender other than Comerica Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV, Article V and Article VI unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 13.02                      Waivers; Amendments.

(a)                                 No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 13.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall increase the Commitment or the Maximum Credit Amount of any Revolving Credit Lender without the written consent of such Revolving Credit Lender, increase the Borrowing Base without the written consent of each Revolving Credit Lender (other than any Defaulting Lender), decrease or maintain the Borrowing Base without the consent of the Required Revolving Credit Lenders, or modify Section 2.06 in any manner without the consent of each Revolving Credit Lender (other than any Defaulting Lender); provided that a Scheduled Redetermination may be postponed by the Required Revolving Credit Lenders, reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, postpone the scheduled date of payment or prepayment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, change Section 5.01(b), Section 5.01(c) or any other term or condition hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, waive or amend Section 3.04(c), Section 7.01 or Section 11.02(c), without the written consent of each Lender, release any Guarantor (except as set forth in the Guaranty Agreement or this Agreement or as a result of a transaction permitted under Section 10.11), release all or substantially all of the Collateral (other than as provided in Section 12.11), or reduce the percentage set forth in Section

9.14(a) to less than 80%, without the written consent of each Lender, or impose any greater restriction on the ability of any Revolving Credit Lender or any Term Loan Lender to assign any of its rights or obligations hereunder without the written consent of (i) if such Lender is a Revolving Credit Lender, the Majority Revolving Credit Lenders and (ii) if such Lender is a Term Loan Lender, the Majority Term Loan Lenders, or change any of the provisions of this Section 13.02(b) or the definitions of “Majority Lenders”, “Majority Revolving Credit Lenders”, “Majority Term Loan Lenders”, “Required Revolving Credit Lenders”, “Super Majority Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, the Issuing Bank or the Swing Line Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, the Issuing Bank or the Swing Line Lender, as the case may be.  Notwithstanding the foregoing, any supplement to Schedule 8.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 13.03                      Expenses, Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), all costs, expenses, Taxes, assessments and other charges incurred by any Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, all out-of-pocket expenses incurred by any Agent or the Issuing Bank or, during the continuance of any Event of Default, by any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 13.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, ANY OTHER ASPECT OF THE LOAN DOCUMENTS, THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, THE PAST OWNERSHIP BY THE BORROWER OR ANY

SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 13.03(a) or (b), each Revolving Credit Lender and Term Loan Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Weighted Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.

(d)                                 TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY TO THIS AGREEMENT SHALL ASSERT, AND EACH PARTY HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT

CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

(e)                                  All amounts due under this Section 13.03 shall be payable not later than ten (10) days after written demand therefor.

Section 13.04                      Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 13.04(b)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in Section 13.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)                               the Borrower; provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or if an Event of Default has occurred and is continuing; and

(B)                               the Administrative Agent (and in the case of an assignment any Lender’s Commitment or Revolving Credit Loans, the Issuing Bank and the Swing Line Lender); provided that no consent of the Administrative Agent, Issuing Bank or Swing Line Lender shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)                                no such assignment shall be made to a natural person, an Industry Competitor, the Borrower, or any of the Borrower’s Affiliates or Subsidiaries; and

(F)                                 no such assignment shall be made to a Defaulting Lender without the consent of the Administrative Agent, and in the case of an assignment of a Commitment, the Issuing Bank and the Swing Line Lender.

(iii)                               Subject to Section 13.04(b)(v) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 6.01, Section 6.02, Section 6.03 and Section 13.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.04(b).

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Schedule 1.2 and forward a copy of such revised Schedule 1.2 to the Borrower, the Issuing Bank and each Lender.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.04(a) and any written consent to such assignment required by Section 13.04(a), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 13.04(b).

(vi)                              Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and no such participation may be sold to a natural Person or an Industry Competitor.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 13.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 13.03.  Subject to Section 13.04(b)(vii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 6.01, Section 6.02 and Section 6.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.08 as though it were a Lender, provided such Participant agrees to be subject to Section 5.01(c) as though it were a Lender.

(vii)                           A Participant shall not be entitled to receive any greater payment under Section 6.01 or Section 6.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 6.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 6.03(d) as though it were a Lender.

(c)                                  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.04(c) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d)                                 Notwithstanding any other provisions of this Section 13.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 13.05                      Survival; Revival; Reinstatement.

(a)                                 All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 6.01, Section 6.02, Section 6.03 and Section 13.03 and Article XII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)                                 To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 13.06                      Counterparts; Integration; Effectiveness.

(a)                                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)                                 This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)                                  Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 13.07                      Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.08                      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any

Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 13.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 13.09       GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)           THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS, TEXAS, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)           EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 13.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 13.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING (OR AS SOON THEREAFTER AS IS PROVIDED BY APPLICABLE LAW).  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)           EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.09.

Section 13.10       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 13.11       Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), to the extent requested by any regulatory authority, to the extent required by applicable laws or regulations or by any subpoena or similar legal process, to any other party to this Agreement or any other Loan Document, in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, subject to an agreement containing provisions substantially the same as those of this Section 13.11, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, with the consent of the Borrower or to the extent such Information becomes publicly available other than as a result of a breach of this Section 13.11 or becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 13.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 13.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.12       Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 13.12 and in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.12.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.  Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 13.13       EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 13.14       Collateral Matters; Swap Agreements; Cash Management.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to Secured Swap Parties and to the Cash Management Banks on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any obligations of the Borrower or any of its Subsidiaries which arise under Secured Swap Agreements or Secured Cash Management Agreements.  No Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.  No Cash Management Bank shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Secured Cash Management Agreements.

Section 13.15       No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialmen) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 13.16       USA Patriot Act Notice.  Pursuant to Section 326 of the USA Patriot Act, the Administrative Agent and the Lenders hereby notify the Borrower and its Subsidiaries that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with the Administrative Agent or any Lender, the Administrative Agent or the applicable Lender will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Administrative Agent and the applicable Lender to comply with the USA Patriot Act.

Section 13.17       Keepwell.  Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Credit Party, becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the such Qualified ECP Guarantor’s obligations and undertakings under this Section 13.17 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

Section 13.18       Amendment and Restatement.  Borrower, Agent and the Lenders have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement in its entirety, that the terms and provisions hereof supersede the terms and provisions thereof, and that this Agreement is not a new or substitute credit agreement or novation of the Existing Credit Agreement.  The Obligations of Borrower evidenced under this Agreement and the other Loan Documents are given in renewal, extension and modification, but not in extinguishment, novation or discharge, of the “Obligations” under and as defined in the Existing Credit Agreement.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	RSP PERMIAN, L.L.C.

	By:	/s/ Tamara D. Pollard
	Name:	Tamara D. Pollard
	Title:	VP

Signature Page

ADMINISTRATIVE AGENT ISSUING BANK, SWING LINE LENDER AND LENDER:	COMERICA BANK

	By:	/s/ John S. Lesikar
	Name:	John S. Lesikar
	Title:	Vice President

Signature Page

SYNDICATION AGENT AND DOCUMENTATION AGENT:	COMERICA BANK

	By:	/s/ John S. Lesikar
	Name:	John S. Lesikar
	Title:	Vice President

Signature Page

LENDER:	BOKF, NA, dba BANK OF TEXAS

	By:	/s/ Colin Watson
	Name:	Colin Watson
	Title:	Assistant Vice President

Signature Page

LENDER:	CITIBANK, N.A.

	By:	/s/ Dustin S. Hansen
	Name:	Dustin S. Hansen
	Title:	Senior Vice President

Signature Page

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ David Morris
	Name:	David Morris
	Title:	Authorized Officer

Signature Page

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President

Signature Page

LENDER:	ABN AMRO CAPITAL USA LLC

	By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

	By:	/s/ Casey Lowary
	Name:	Casey Lowary
	Title:	Executive Director

Signature Page

LENDER:	UBS LOAN FINANCE LLC

	By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

	By:	/s/ Kenneth Chin
	Name:	Kenneth Chin
	Title:	Director

Signature Page

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

Signature Page

LENDER:	ASSOCIATED BANK, N.A.

	By:	/s/ Timothy Brendel
	Name:	Timothy Brendel
	Title:	Senior Vice President

Signature Page

LENDER:	ONEWEST BANK, FSB

	By:	/s/ Sean Murphy
	Name:	Sean Murphy
	Title:	Executive Vice President

Signature Page

LENDER:	TEXAS CAPITAL BANK, N.A.

	By:	/s/ Jared R. Mills
	Name:	Jared R. Mills
	Title:	Vice President

Signature Page

SCHEDULE 1.1
APPLICABLE MARGIN

Borrowing Base Utilization Grid

	Level I	Level II	Level III	Level IV
Borrowing Base Utilization Percentage	<25%	>25% <50%	>50% <75%	>75%
Revolving Credit Borrowings
Eurodollar Revolving Credit Loans	1.25%	1.50%	1.75%	2.00%
Letters of Credit	1.25%	1.50%	1.75%	2.00%
ABR Revolving Credit Loans	0.25%	0.50%	0.75%	1.00%
ABR Swing Line Loans	0.25%	0.50%	0.75%	1.00%
Facility Fee	0.50%	0.50%	0.50%	0.50%
Term Loan Borrowings
Eurodollar Term Loan Borrowings	5.50%	5.50%	5.50%	5.50%
ABR Term Loan Borrowings	4.50%	4.50%	4.50%	4.50%

SCHEDULE 1.2
ALLOCATIONS

Name of Lender	Applicable Revolving Credit Percentage	Maximum Credit Amount	Term Loan Percentage	Term Loan Amount	Weighted Percentage
Comerica Bank	18.950%	$94,750,000.00	18.950%	$13,265,000.00	18.950%
BOKF, NA, dba Bank of Texas	11.300%	$56,500,000.00	11.300%	$7,910,000.00	11.300%
Citibank, N.A.	11.300%	$56,500,000.00	11.300%	$7,910,000.00	11.300%
JPMorgan Chase Bank, N.A.	11.300%	$56,500,000.00	11.300%	$7,910,000.00	11.300%
U.S. Bank National Association	11.300%	$56,500,000.00	11.300%	$7,910,000.00	11.300%
ABN AMRO Capital USA LLC	7.150%	$35,750,000.00	7.150%	$5,005,000.00	7.150%
Royal Bank of Canada	7.150%	$35,750,000.00	7.150%	$5,005,000.00	7.150%
UBS Loan Finance LLC	7.150%	$35,750,000.00	7.150%	$5,005,000.00	7.150%
Associated Bank, N.A.	4.800%	$24,000,000.00	4.800%	$3,360,000.00	4.800%
OneWest Bank, FSB	4.800%	$24,000,000.00	4.800%	$3,360,000.00	4.800%
Texas Capital Bank, N.A.	4.800%	$24,000,000.00	4.800%	$3,360,000.00	4.800%
Total	100.00%	$500,000,000	100.00%	$70,000,000	100.00%

SCHEDULE 1.3
COMPLIANCE INFORMATION

Correct Legal Name	Address	Type of Organization	Jurisdiction of Organization	Tax identification number and other identification numbers
RSP Permian, L.L.C.	3141 Hood Street Suite 701 Dallas, Texas 75219	Limited Liability Company	Delaware	27-3702116

SCHEDULE 1.4
EXISTING LETTERS OF CREDIT SCHEDULE

Beneficiary	LC#	Issuance Date	Expiration Date	Current Outstanding Amount
TX Railroad Commission	5297	12/03/2010	05/01/2014	50,000.00
City of Midland	5385	04/08/2011	04/05/2014	75,000.00
City of Midland	5433	06/24/2011	06/17/2014	75,000.00
City of Midland	5508	09/26/2011	09/1/2014	75,000.00
City of Midland	5509	09/26/2011	09/21/2014	75,000.00

SCHEDULE 8.04(c)
MATERIAL DEBT AND LIABILITIES

None.

SCHEDULE 8.05
LITIGATION

None.

SCHEDULE 8.06
ENVIRONMENTAL MATTERS

None.

SCHEDULE 8.14
SUBSIDIARIES

None.

SCHEDULE 8.19
MARKETING AGREEMENTS

None.

SCHEDULE 8.20
SWAP AGREEMENTS

RSP Permian Hedge Contracts	Contract Months	Volumes	Floor	Ceiling	Swap
2013 Contracts
Collar Contracts (12/10/10) - WF N1781839	Sep - Dec	1,000	$82.00	$98.25
Collar Contracts (12/13/10) - Com ECAP0344	Sep - Dec	13,000	$75.00	$102.00
Collar Contracts (2/9/11) - WF N1880459	Sep - Oct	2,000	$90.00	$106.62
Collar Contracts (5/3/11) - WF N2082817	Sep - Dec	2,000	$90.00	$122.28
Collar Contracts (12/9/11) - WF N2845173	Sep - Dec	4,000	$85.00	$105.50
Collar Contracts (2/21/12) - WE N2974774	Sep - Dec	5,000	$90.00	$112.05
Collar Contracts (4/5/12) - Com 44919	Sep - Dec	6,000	$90.00	$111.50
SWAP Contracts (7/19/13) - Com	Oct - Dec	10,000	NA	NA	$96.40
SWAP Contracts (7/19/13) - Com	Oct - Dec	10,000	NA	NA	$92.60
Collar Contracts (9/25/12) - BOK OP92512A&B	Sep - Dec	10,000	$85.00	$98.50
Put Contracts - OP25233282 BOKF & 2472239 KOCH	Sep - Dec	33,750	$75.00	NA

Interest Rate Swap	Sep - Dec	NA	NA	NA	$35,000,000
Interest Rate Swap	Sep - Dec	NA	NA	NA	$30,000,000

2014 Contracts
Collar Contracts (2/9/11) - WF N1880462	Jan - Dec	13,000	$85.00	$114.00
Collar Contracts (2/9/11) - WF N1880474	Jan - Sep	1,000	$85.00	$113.04
Collar Contracts (5/3/11) - WF N2082817	Jan - Dec	2,000	$90.00	$122.28
Collar Contracts (2/21/12) - WF N2974774	Jan - Dec	5,000	$90.00	$112.05
Collar Contracts - Com 44919	Jan - Dec	6,000	$90.00	$111.50
Collar Contracts (9-25-2012) - BOK OP92512C&D	Jan - Dec	6,000	$85.00	$94.50
SWAP Contracts (7/19/13) - Com	Jan - Dec	10,000	NA	NA	$96.40
SWAP Contracts (7/19/13) - Com	Jan - Dec	10,000	NA	NA	$92.60
Collar Contract (7/26/13)	Jan - Dec	25,000	$85.00	$95.00

2015 Contracts
Collar Contracts (7/3/12) - Com 45475	Jan - Dec	6,000	$80.00	$93.25
SWAP Contracts (7/19/13) - Com	Jan - Dec	10,000	NA	NA	$92.60
Collar Contracts (7/26/13)	Jan - Dec	25,000	$85.00	$95.00

SCHEDULE 10.05
INVESTMENTS

None.

SCHEDULE 13.01
NOTICES

Borrower

RSP Permian, L.L.C.

3141 Hood Street, Suite 350

Dallas, Texas  75219

Attn:  Tamara D. Pollard

Telephone:  (214) 522-0742 ext. 103

Facsimile:  (214) 522-0616

E-Mail:  tpollard@risingstarenergy.com

copy to:

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas  75201

Attn:  James W. McKellar

Telephone:  214.969.1605

Facsimile:  214.880.3164

E-Mail:  James.McKellar@tklaw.com

Administrative Agent Office

Comerica Bank

1717 Main Street, 4th Floor

Dallas, Texas  75201

Attn:  John S. Lesikar

Telephone:  214.462.4346

Facsimile:  214.462.4230

E-Mail:  jslesikar@comerica.com

For Advance requests and/or paydowns:  corpfinadmin@comerica.com

For required reporting:  corporatefinance@comerica.com

copy to:

Winstead PC

500 Winstead Building

2728 N. Harwood Street

Dallas, Texas  75201

Attn:  Richard C. Leucht II

Telephone:  214.745.5789

Facsimile:  214.745.5390

E-Mail:  rleucht@winstead.com

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

[$ ]	, 20

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, RSP Permian, L.L.C. (the “Borrower”) promises to pay to the order of [Insert name of applicable financial institution] (the “Payee”) at Detroit, Michigan, care of the Administrative Agent (as hereinafter defined), in lawful money of the United States of America, so much of the sum of [Insert amount derived from Applicable Revolving Credit Percentages] Dollars [($                    )], as may from time to time have been advanced by the Payee and then be outstanding hereunder pursuant to the Amended and Restated Credit Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2013, by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as Issuing Bank, and the Borrower, together with interest thereon as hereinafter set forth.

Each of the Revolving Credit Borrowings made hereunder shall bear interest at the interest rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable on the unpaid principal amount of each Revolving Credit Borrowing made by the Payee from the date of such Revolving Credit Borrowing until paid at the rate and at the times set forth in the Credit Agreement.

This Note is a note under which Revolving Credit Borrowings (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement.  This Note evidences borrowings under, is subject to, is secured in accordance with, and may be prepaid, accelerated or matured under, the terms of the Credit Agreement, to which reference is hereby made.  Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Texas.

The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

*     *     *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Nothing herein shall limit any right granted the Payee by any other instrument or by law.

RSP PERMIAN, L.L.C.

By:
Name:
Title:

EXHIBIT B
FORM OF REVOLVING CREDIT BORROWING REQUEST

No.	Dated: , 20

TO:                           Comerica Bank (the “Administrative Agent”)

RE:                           Amended and Restated Credit Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2013, among the Administrative Agent, Comerica Bank, as Swing Line Lender and as Issuing Bank, the lenders from time to time party thereto (the “Lenders”) and RSP Permian, L.L.C. (the “Borrower”)

Pursuant to the terms and conditions of the Credit Agreement, the Borrower hereby requests a Revolving Credit Borrowing from the Revolving Credit Lenders, as described herein:

(A)                               Date of Revolving Credit Borrowing:

(B)          ☐  (check if applicable):

This Revolving Credit Borrowing is or includes a whole or partial refunding/conversion of:

Advance No(s).

(C)                               Type of Revolving Credit Borrowing (check only one):

☐  ABR Borrowing

☐  Eurodollar Borrowing

(D)          Amount of Revolving Credit Borrowing:

$

(E)           Interest Period (applicable to Eurodollar Borrowings):

months (insert 1, 2 or 3)

(F)           Disbursement Instructions:

☐  Comerica Bank Account No.

☐  Other:

The Borrower certifies to the matters specified in Section 2.03(d) of the Credit Agreement.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

The undersigned by execution of this document agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

RSP PERMIAN, L.L.C.,
as the Borrower

By:
Name:
Title:

Agent Approval:

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [          ] of RSP Permian, L.L.C., a Delaware limited liability company (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Amended and Restated Credit Agreement dated as of September 10, 2013 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, Comerica Bank, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned certifies on behalf of the Borrower (and not individually) as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)           There exists no Default or Event of Default [or specify Default and describe].

(b)           Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 10.01 as of the end of the [fiscal quarter][fiscal year] ending [          ].

(c)           No change in the application of GAAP to the Borrower’s financial statements has been made since the preparation of the Borrower’s audited annual financial statements most recently delivered under Section 9.01(a)(1) [except                                                 ].

(d)           Attached hereto are the detailed computations of the Borrowing Base Utilization Percentage as of the end of the [fiscal quarter][fiscal year] ending [                    ].

EXECUTED AND DELIVERED this [          ] day of [          ].

[ ]

By:
Name:
Title:

(1)         For certificates prior to first audited financial statements, say: “since the preparation of the Financial Statements”

EXHIBIT D
SECURITY INSTRUMENTS

1)                                     Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement dated as of December 15, 2010 by the Borrower, as mortgagor, to the Administrative Agent, as mortgagee, for the benefit of the Lenders and others, as amended and supplemented by First Amendment to Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement dated as of July 16, 2012, as amended and supplemented by Second Amendment to Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement dated as of September 10, 2013.

2)                                    Security Agreement.

3)                                     Financing Statements in respect of items (1) and (2).

4)                                     Deposit account control agreements with respect to all deposit accounts.

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](2)]

3.	Borrower:	RSP Permian, L.L.C.

4.	Administrative Agent:	Comerica Bank, as the administrative agent under the Credit Agreement

(2) Select as applicable.

5.	Credit Agreement:

The Amended and Restated Credit Agreement dated as of September 10, 2013, among RSP Permian, L.L.C., the Lenders parties thereto, Comerica Bank, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans(3)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

(3)         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](4) Accepted:

Comerica Bank, as
  Administrative Agent

By
Title:

[Consented to:](5)

RSP Permian, L.L.C.

By
Title:

(4)         To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5)         To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

[                                    ](6)

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries  or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal,

(6)         Describe Credit Agreement at option of Administrative Agent.

interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and the other parties to the Credit Agreement and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Texas.

EXHIBIT F

FORM OF REQUEST FOR SWING LINE LOAN

No.	Dated:

TO:         Comerica Bank (the “Swing Line Lender”)

RE:                           Amended and Restated Credit Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2013, among the Swing Line Lender, the lenders from time to time party thereto (the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Bank, and RSP Permian, L.L.C. (the “Borrower”)

Pursuant to the terms and conditions of the Credit Agreement, the Borrower hereby requests a Swing Line Loan from the Swing Line Lender, as described herein:

Date of Advance:

☐  (check if applicable):

This Swing Line Loan is or includes a whole or partial refunding/conversion of:

Loan No(s).

Type of Swing Line Loan (check only one):

☐  ABR Swing Line Loan

☐  Quoted Rate Loan

Amount of Swing Line Loan:

$

Interest Period (applicable to Quoted Rate Advances):

months

Disbursement Instructions:

☐  Comerica Bank Account No.

☐  Other:

The Borrower certifies to the matters specified in Section 2.08(c)(vi) of the Credit Agreement.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

The undersigned by execution of this document agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

RSP PERMIAN, L.L.C.,
as the Borrower

By:
Name:
Title:

EXHIBIT G

FORM OF SWING LINE NOTE

$10,000,000	, 20

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, RSP Permian, L.L.C. (the “Borrower”) promises to pay to the order of Comerica Bank (the “Swing Line Lender”) at Detroit, Michigan, in lawful money of the United States of America, so much of the sum of Five Million and No/100 Dollars ($5,000,000), as may from time to time have been advanced to the Borrower by the Swing Line Lender and then be outstanding hereunder pursuant to the Amended and Restated Credit Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2013, by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as Issuing Bank, and the Borrower, together with interest thereon as hereinafter set forth.

Each of the Swing Line Loans made hereunder shall bear interest at the interest rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable on the unpaid principal amount of each Swing Line Loan made by the Swing Line Lender from the date of such Swing Line Loan until paid at the rates and at the times set forth in the Credit Agreement.

This Note is a Swing Line Note under which Swing Line Loans (including refundings and conversions), repayments and readvances may be made from time to time by the Swing Line Lender, but only in accordance with the terms and conditions of the Credit Agreement (including any applicable sublimits).  This Note evidences borrowings under, is subject to, is secured in accordance with, and may be prepaid, accelerated or matured under, the terms of the Credit Agreement to which reference is hereby made.  Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Texas.

The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

*     *     *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Nothing herein shall limit any right granted Swing Line Lender by any other instrument or by law.

RSP PERMIAN, L.L.C.

By:
Name:
Title:

EXHIBIT H

FORM OF SWING LINE PARTICIPATION CERTIFICATE

, 20

[Name of Lender]

Re:                             Amended and Restated Credit Agreement (the “Credit Agreement”) dated  as of September 10, 2013, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and as Issuing Bank, and RSP Permian, L.L.C. (the “Borrower”)

Ladies and Gentlemen:

Pursuant to Section 2.08(e) of the Credit Agreement, the undersigned hereby acknowledges receipt from you of $                     as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan:

Principal Amount of Swing Line Loan:

The participation evidenced by this certificate shall be subject to the terms and conditions of the Credit Agreement, including without limitation Section 2.08(e) thereof.

Very truly yours,

COMERICA BANK,
as the Administrative Agent

By:
Name:
Title:

EXHIBIT I

FORM OF TERM LOAN NOTE

[$ ]	[ , 20 ]

On or before the Term Loan Maturity Date, FOR VALUE RECEIVED, RSP Permian, L.L.C. (the “Borrower”) promises to pay to the order of [Insert name of applicable financial institution] (the “Payee”) at Detroit, Michigan, care of the Administrative Agent (as hereinafter defined), in lawful money of the United States of America, the principal sum of [Insert amount derived from Term Loan Percentages] Dollars [($                    )], or if less, the aggregate principal amount of the Term Loan Borrowings made by the Payee, payable in quarterly principal installments each in the amount and on the dates set forth in the Amended and Restated Credit Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2013, by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as Issuing Bank, and the Borrower, together with interest thereon as hereinafter set forth.

Each of the Term Loan Borrowings made hereunder shall bear interest at the interest rate from time to time applicable thereto under the Credit Agreement, or as otherwise determined thereunder, and interest shall be computed, assessed and payable on the unpaid principal amount of each Term Loan Borrowing made by the Payee from the date of such Term Loan Borrowing until paid at the rate and at the times set forth in the Credit Agreement.

This Note is a note under which Term Loan Borrowings (including refundings and conversions) may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement.  This Note evidences borrowings under, is subject to, is secured in accordance with, and may be prepaid, accelerated or matured under, the terms of the Credit Agreement, to which reference is hereby made.  Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Texas.

The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

*     *     *

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Nothing herein shall limit any right granted the Payee by any other instrument or by law.

RSP PERMIAN, L.L.C.

By:
Name:
Title:

EXHIBIT J

FORM OF TERM LOAN RATE REQUEST

No.	Dated:

To:          Comerica Bank, as the Administrative Agent

RE:                           Amended and Restated Credit Agreement (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of September 10, 2013, among the lenders from time to time party thereto (the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as the Swing Line Lender and as Issuing Bank, and RSP Permian, L.L.C. (the “Borrower”)

Pursuant to the Credit Agreement, the Borrower hereby requests that the Term Loan Lenders refund or convert, as applicable, a Eurodollar Term Loan Borrowing from the Term Loan Lenders as follows:

Date of Refunding or Conversion of Eurodollar Term Loan Borrowing:

Type of Activity:

☐  Refunding

☐  Conversion

Amount of Term Loan Borrowing:

$

Interest Period:

months (insert 1, 2 or 3)

Disbursement Instructions:

☐  Comerica Bank Account No.

☐  Other:

The Borrower hereby certifies as follows:

1.             There is no Default or Event of Default in existence, and none will exist upon the refunding or conversion of such Term Loan Borrowing (both before and immediately after giving effect to such Term Loan Borrowing); and

2.             The representations and warranties of the Borrower and its Subsidiaries contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of this Request (both before and immediately after giving effect to such Request), other than any representation or warranty that expressly speaks only as of a different date.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

The undersigned by execution of this document agrees that any copy of this document signed by it and transmitted by facsimile or email, or any other method for delivery shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

RSP PERMIAN, L.L.C.,
as the Borrower

By:
Name:
Title:

EXHIBIT K

FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT

TO:         Revolving Credit Lenders

RE:                           Issuance of Letter of Credit pursuant to Section 2.07 of the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of September 10, 2013, (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as Issuing Bank, and RSP Permian, L.L.C. (the “Borrower”)

On                     , 20    ,(7) the Issuing Lender, in accordance with Section 2.07 of the Credit Agreement, issued its Letter of Credit number                     , in favor of                     (8) for the account of                     .(9)  The face amount of such Letter of Credit is $                    . The amount of each Revolving Credit Lender’s participation in such Letter of Credit is as follows:(10)

$
$
$
$

This notification is delivered this          day of                     , 20    , pursuant to Section 2.07(c) of the Credit Agreement.  Except as otherwise defined, capitalized terms used herein have the meanings given them in the Credit Agreement.

COMERICA BANK,
as the Administrative Agent

By:
Name:
Title:

(7)  Date of Issuance.

(8)  Beneficiary.

(9)  Name of the Borrower.

(10)  Amounts based on Applicable Revolving Credit Percentages.

[This form of Letter of Credit Notice (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]